Exhibit 10.18

LEASE AGREEMENT

CARDINAL PARK

1. DEFINITIONS AND BASIC PROVISIONS.

A. “Effective Date”: April     , 2012

B. “Landlord”: Bayview (TX) Holding, LLC, a Delaware limited liability company

C. Landlord’s Address: 5055 Keller Springs Road, Suite 300, Addison, Texas 75001

D. “Tenant”: Inogen, Inc., a Delaware corporation

E. Tenant’s Address: Before the Commencement Date: 326 Bollay Drive, Goleta, CA 93117

F. Tenant’s Address: After the Commencement Date: 1125 E. Collins Blvd. Suite 200 Richardson, TX 75081

G. “Building”: The structure commonly known as Cardinal Park I, 1125 E. Collins Blvd and which is located on the tract of land (the “Land”) described by on Exhibit “B” attached to this Lease and made a part of this Lease for all purposes.

H. “Premises”: Suite No. 200 in the Building, consisting of approximately 31,204 square feet of Net Rentable Area (the “Rentable Area in the Premises”), and as outlined and hatched on the plan attached hereto as Exhibit “A” and made a part hereof for all purposes. As used herein, the term “Net Rentable Area” means that area, on either a single tenancy floor or a floor to be occupied by more than one tenant, that is determined by measuring and computing rentable area on each type of floor in accordance with the Standard Method for Measuring Floor Area in Office Buildings promulgated by Building Owners and Managers Association International (ANSI/BOMA Z65.1-1996). Following the completion of the Tenant Improvements, Landlord may re-measure the Net Rentable Area of the Premises in accordance with the foregoing standard in which case, the decision of an independent architect mutually agreed upon by Landlord and Tenant, but whose fee shall be paid at the sole cost and expense of Landlord, shall be final, binding and conclusive. After the Rentable Area in the Premises has been determined, if such Rentable Area in the Premises agreed to differs from the square feet of Rentable Area set forth above, Landlord and Tenant shall promptly execute a certificate stipulating and agreeing to the same as of the date of such certificate. All payments of Rent shall be made as and when required in this Lease and shall be based on the Rentable Area in the Premises set forth in this Section 1.H. unless and until a Rent Certificate has been executed by Landlord and Tenant, whereupon any overpayment or any underpayment theretofore made shall be adjusted by increasing or reducing, as the case may be, the next installment(s) of Base Rental coming due by the amount of such underpayment or overpayment, as applicable (and no interest or penalty shall be applied thereto).

I. “Project”: The Building, the parking facilities, and other structures, improvements, landscaping, fixtures, appurtenances and other Common Areas owned or controlled by Landlord now or hereafter, constructed or erected on the Land.

J. “Rentable Area in the Project”: 100,354 square feet of Net Rentable Area unless modified as provided herein.

K. “Tenant’s Proportionate Share”: 31.09%, which is the ratio between the Rentable Area in the Premises as of the Effective Date and the Rentable Area in the Project. If the Rentable Area in the Premises and/or the Rentable Area in the Project changes, Tenant’s Proportionate Share shall be adjusted effective as of the date of such change, provided that a mutually acceptable Rent Certificate has been executed by Landlord and Tenant memorializing such change.

L. “Commencement Date”: Subject to the provisions of the Exhibit “D” attached hereto, the commencement date is June 1, 2012. Upon Landlord’s request, Tenant agrees to execute and deliver a written declaration (the “Rent Certificate”) expressing the Commencement Date hereof.

M. “Term”: Commencing on the Commencement Date and ending 90 full calendar months after the Commencement Date, plus any partial calendar month following the Commencement Date, subject to (i) adjustment and earlier termination as provided in this Lease or by operation of law and (ii) the terms of Exhibit “F” (Extension of Term).

N. “Base Rental”: The amounts set forth in the table below. Each monthly installment of Base Rental shall be due and payable in accordance with Section 3.

Months	Annual Base Rental	Monthly Base Rental	Annual Rental/SF
1 - 6	$0.00	$00.00	$00.00
7 - 18	$8.00	$20,802.67	$249,632.00
19 - 30	$8.50	$22,102.83	$265,234.00
31 - 42	$9.25	$24,053.08	$288,637.00
43 - 54	$9.50	$24,703.17	$296,437.92
55 - 90	$10.00	$26,003.33	$312,040.00

O. “Prepaid Rental”: $20,802.67, to be applied to the first accruing monthly installment of Base Rental (e.g., Base Rental for month seven (7) of the Term).

P. “Security Deposit”: $26,003.33.

Q. “Permitted Use”: The Premises shall be used only for general office, production, testing and distribution purposes, and for such other lawful purposes as are consistent with such uses in Richardson, Texas, and for no other purpose without Landlord’s prior written consent. No retail showroom shall be permitted within the Premises. The Premises shall not be used for any use that is disreputable or for any use that is a public nuisance.

R. “Common Areas”: That part of the Project designated by Landlord from time to time for the common use of all tenants, including among other facilities, sidewalks, service corridors, curbs, truck ways, loading areas, private streets and alleys, lighting facilities, delivery passages, parking areas, decks and other parking facilities, landscaping and other areas not leased or held for lease within the Building.

S. “Tenant’s Broker”: Henry S. Miller, Jim Turano.

T. “Rent”: The Base Rental and the Additional Rental.

U. “Additional Rental”: Electrical Costs, Tenant’s Share of Operating Expenses (defined below) and all other payments and reimbursements required to be made by Tenant under this Lease.

V. “Tenant Party(ies)”: Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any of their respective agents, contractors, employees, and invitees.

W. “Operating Expense Stop”: The actual cost and expense paid or incurred by Landlord during calendar year 2012 (the “Base Year”) for Operating Expenses, as hereinafter defined, divided by the Rentable Area in the Project.

X. “TI Allowance”: Subject to the terms of Exhibit “D” (the “Work Letter”), an allowance of $11.50 per square foot of Rentable Area in the Premises ($358,846.00).

Y. “Parking Spaces”: Five parking spaces for every 1000 square feet of Net Rentable Area in the Premises (estimated to be 155 spaces as of the Effective Date). Shown on Exhibit “H-1”. The Parking Spaces will be within the area cross-hatched on Exhibit “H-1” attached hereto. Hence, the “Parking Area”, as defined in Exhibit “H” shall be the area reflected on Exhibit “H-1”.

Z. “Guarantor”: None.

Each of the foregoing definitions and basic provisions shall be construed in conjunction with the references thereto contained in the other provisions of this Lease and shall be limited by such other provisions. Each reference in this Lease to any of the foregoing definitions and basic provisions shall be construed to incorporate each term set forth above under such definition or provision.

2. GRANTING CLAUSE. In consideration of the obligations of Tenant to pay Rent as herein provided and in consideration of the other terms, covenants and conditions hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby leases from Landlord, the Premises as described above, to have and to hold such Premises for the Term of this Lease, all upon the terms and conditions set forth in this Lease. Notwithstanding the terms of Section 1.L, and upon Substantial Completion of the Premises, Tenant may occupy the Premises prior to the Commencement Date for purposes of installing furniture, fixtures and equipment therein, and any such early occupancy by Tenant shall be subject to all provisions of this Lease other than those relating to payment of Base Rental, including provisions relating to liability for loss or damage, insurance, compliance with laws and delays caused by Tenant and penalties therefor.

3. BASE RENTAL. As Rent for the lease and use of the Premises, Tenant will pay Landlord or Landlord’s assigns, in 12 equal monthly installments on the first day of each calendar month, in advance and without deduction, abatement or setoff, the Base Rental in the then applicable amount set forth in Section I.N. hereof, in lawful money of the United States. All installments of Rent shall be paid to Landlord at the address set forth in Section 1.C. (or such other address as may be designated by Landlord from time to time). Landlord hereby agrees to provide Tenant with sufficient information necessary for Tenant to make all payments to Landlord due under this Lease via Automatic Clearing House (“ACH”) payment, wire transfer or other form of electronic payment as may be requested by Tenant.

If the Commencement Date is other than the first day of a calendar month or if this Lease expires or terminates on other than the last day of a calendar month, then the installments of Base Rental for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance. Said installments for such prorated month or months shall be calculated by multiplying the equal monthly installment by a fraction, the numerator of which shall be the number of days of the Term occurring during said commencement or expiration month, as the case may be, and the denominator of which shall be the number of days in said month.

All past due installments of Rent or other payments specified in this Lease shall bear interest from the first day which is five days after Tenant receives a written notice from Landlord that the same is past due until payment is received at the rate (the “Interest Rate”) equal to the lesser of (i) a per annum rate equal to the “prime rate” or “base rate” announced by JPMorgan Chase Bank or its successor, from time to time (“Prime Rate”) (or if the “prime rate” or “base rate” is discontinued, the rate announced by such bank as that being charged to its most creditworthy commercial borrowers), plus 2%, or (ii) the maximum contract interest rate per annum allowed by law; provided, however, if Tenant shall fail to pay any Rent when due and such failure shall occur more than two times in any 12-month period, upon the third such failure all past due Rent then owing shall bear interest at the Interest Rate from the date due (without the requirement of notice from Landlord or the five day grace period). In addition, Tenant shall pay Landlord upon demand a late charge in an amount equal to 5% of any installments of Rent or other payments specified herein if such Rent is not paid within five days after Tenant receives a notice from Landlord that the same is past due. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law, and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.

For purposes of making other payments due under this Lease (i.e. payments other than Base Rental, Additional Rental and any other payments for which a specific time period for payment is specified in this Lease), unscheduled payments due from Tenant to Landlord hereunder shall be due hereunder 30 days after Tenant’s receipt of a written notice and an invoice therefor from Landlord (accompanied by receipts or other reasonably adequate documentation) specifying the amount due by Tenant.

4. ADDITIONAL RENTAL AND OPERATING EXPENSES.

4.1. Tenant shall pay as Additional Rental the Electrical Costs (as hereinafter defined) and, subject to Section 4.4 below, Tenant’s Share of Operating Expenses (as hereinafter defined)

(i.e., Tenant’s Proportionate Share of the amount by which the Operating Expenses exceed the Operating Expense Stop), in the same manner and at the same time and location as set forth in Section 3 for the payment of Base Rental.

4.2. The term “Electrical Costs” means: (i) the cost of any sub metered electricity used in the Premises; plus (ii) Tenant’s Proportionate Share of the remainder of (1) the cost of all electricity used by the Project minus (2) the cost of any sub metered or separately metered electricity used by Tenant or other tenants of the Project minus (3) the cost of electricity allocable to other tenants leased premises within the Project that are reimbursable to Landlord by such other tenants. Each installment is payable according to Landlord’s estimate of the amount due for each month. From time to time, Landlord may estimate and re-estimate the Electrical Costs payable by Tenant and deliver a copy of the estimate or re-estimate to Tenant Thereafter, the monthly installments of Electrical Costs payable by Tenant shall be appropriately adjusted in accordance with those estimations.

4.3. The term “Operating Expenses” shall mean all expenses, costs and disbursements of every kind and nature which Landlord pays or becomes obligated to pay because of or in connection with the ownership, operation, maintenance, repair, replacement, protection and security of the Building and Project, determined in accordance with sound accounting principles consistently applied, including without limitation the following:

(a) Salaries and wages of all employees engaged in the operation, maintenance and security of the Project, including taxes, insurance and benefits (including pension, retirement and fringe benefits) relating thereto;

(b) Cost of supplies and materials used in the operation, maintenance and security of the Project including the cost of repairs, replacements and services which are performed by Landlord pursuant to Section 4.3;

(c) Cost of all utility service (including water and sewage service) supplied to the Project, with the exception of Electrical Costs and utility services supplied to tenants of the Project for use within their respective leased premises, regardless of whether the costs of such utilities are to be directly paid by such tenants to the applicable utility providers;

(d) Cost of all maintenance, repair and replacement of, and any service agreements for the Project and the equipment therein, including without limitation, any of the following (if provided): parking facilities, landscaping, fire protection, sprinklers, trash removal, window cleaning, and elevator maintenance;

(e) Cost of all insurance relating to the Project, including the cost of casualty, rental and liability insurance applicable to the Project and Landlord’s personal property used in connection therewith;

(f) All taxes, assessments and governmental charges (foreseen or unforeseen, general or special, ordinary or extraordinary) whether federal, state, county or municipal and whether they be levied by taxing districts or authorities presently taxing the Project or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation, and all taxes of whatsoever nature that are imposed in substitution for or in lieu of any of the taxes, assessments or other charges herein defined (collectively, the “Taxes”); and the cost of any tax consultant employed to assist Landlord in determining the fair tax valuation of the Building, Land and Project, provided, however, that Operating Expenses shall not include taxes paid by tenants of the Project as a separate charge on the value of their leasehold improvements, death taxes, excess profits taxes, franchise taxes and state and federal income taxes except to the extent imposed in substitution for or in lieu of any Taxes;

(g) Cost of repairs and general maintenance and reasonable depreciation charges applicable to all equipment used in repairing and maintaining the Project, but specifically excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or by other third parties;

(h) Cost of improvement items, including installation thereof, that, although capital in nature, are (1) expected, to reduce the normal operating costs (including any utility costs) of the Building (2) expected to avoid increases in operating costs (including any utility costs) of the Building based on Landlord’s good faith determination or (3) reasonably calculated to improve the safety of tenants of the Building and their guests and invitees, based on Landlord’s good faith determination as well as all capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority, as amortized over the useful economic life of such improvements as determined by Landlord (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes) (collectively, “Unanticipated Expenses”);

(i) Cost of repair and maintenance of the landscape and parking areas; and

(j) Reasonable management fees paid by Landlord to third parties or to management companies owned by, or management divisions of, Landlord.

To the extent that any Operating Expenses are attributable to the Project and other projects of Landlord, a fair and reasonable allocation of such Operating Expenses shall be made between the Project and such other projects.

Notwithstanding anything seemingly to the contrary contained herein, Operating Expenses shall not include the following:

(i) Costs for capital improvements made to the Building and/or the Project other than amortization of the cost described in subsection (h) above and except for items that, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of common areas, replacement of carpet in Common Areas and the like;

(ii) Costs of repairs, restoration, replacements or other work occasioned by (1) Casualty of an insurable nature (whether such destruction be total or partial) and (aa) payable (whether paid or not) by insurance required to be obtained by Landlord under this Lease (whether or not such insurance is actually carried), (bb) otherwise paid by insurance then in effect obtained by Landlord, or (cc) not so paid by insurance to the extent such deductible exceeds customary deductibles for other office buildings in Richardson, Texas that are comparable to the Building (“Comparable Buildings”), (2) the exercise by an governmental authority of the right of eminent domain, whether such Taking be partial or total, and (3) the gross negligence or willful misconduct of Landlord, or its agents and employees or any other tenant of the Project;

(iii) Subject to subsection (h) and subsection (i) above, payments of interest and principal on loans to Landlord and other finance charges made on any debt and rental payments made under any ground or underlying lease or leases, except to the extent that a portion of such payments is expressly for ad valorem/real estate taxes or insurance premiums on the Project,

(iv) Deductions for depreciation and amortization of the Project and the Project equipment (except as provided in subsection (h) and subsection (i) above);

(v) Real estate commissions, leasing commissions, legal fees, tenant incentives, reasonable marketing and advertising expenses and other costs, disbursements and other expenses incurred by Landlord in leasing or attempting to lease the Project, including negotiations for leases with tenants, other occupants, or prospective tenants or other occupants of the Project, or similar costs incurred in connection with disputes with tenants, other occupant, or prospective tenants or other occupant of the Project;

(vi) Allowances, concessions, or other costs (including the cost of plans, permits, licenses and inspection fees) incurred with respect to the installation of tenant improvements made for other tenants in the Project or in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project;

(vii) Costs and expenses attributable to the initial construction of the Project, repairs resulting from any defect in the original design or construction of the base building improvements in the Project, the leasehold improvements of other occupants of the Project, Project equipment or failure of the Project to be constructed in accordance with Law in effect as of the Effective Date;

(viii) Costs of designing, installing, operating and maintaining any specialty facility, including but not limited to, a luncheon club, athletic or recreational club, cafeteria or dining facility, hair salon, restaurant, or other retail use, other than the costs of Building standard services provided to tenants generally and paid for by any such facility through a contribution towards Operating Expenses of the Project;

(ix) Costs incurred by Landlord for legal, auditing, consulting and professional fees paid or incurred in connection with negotiations for the sale, financing, refinancing or mortgaging of the Building or the Project;

(x) Landlord’s general corporate overhead costs (including salaries, equipment, supplies, accounting and legal fees, rent and other occupancy costs) relating solely to the operation and internal organization and function of Landlord as a business entity (i.e. trustee’s fees and partnership organizational expenses) (as opposed to maintenance, ownership and operation of the Project);

(xi) Any penalty charges incurred by Landlord due to Landlord’s late payment of taxes, utility bills or other amounts included in Operating Expenses except to the extent the interest or penalties arise from late payments beyond Landlord’s control or because Landlord was contesting the payment of such item in good faith, provided, however, the foregoing does not excuse Landlord from not having sufficient funds to pay such taxes, utility bills or other costs but does include interest or penalties arising from late payments due to Landlord not receiving the applicable bills in time to pay them prior to incurring the penalty;

(xii) Any fines or penalties incurred due to Landlord’s violation of Laws; provided that such violation is not caused by Tenant or is not the result of a future change in Laws and that the costs of any capital improvements resulting therefrom are subject to subsection (h) and subsection (i) above;

(xiii) Costs of acquiring, insuring and maintaining (to the extent the maintenance is in excess of Building standard maintenance) fine art work in the Project, whether permanent or temporary;

(xiv) Any compensation paid to clerks, attendants or other persons employed in commercial concessions operated by Landlord for a profit in leasable space in the Building;

(xv) Costs incurred by Landlord to encapsulate or remove any Hazardous Substances (defined below) that were not caused by the actions of Tenant, its agents, employees, contractors, subtenants, assignees or invitees to the extent Laws in effect prior to the Effective Date require Landlord to take affirmative action to encapsulate or remove such Hazardous Substance which was located in the Project prior to the Effective Date and such action was not taken by Landlord prior to the Effective Date; provided, however, the foregoing does not include , the routine cleaning of any such Hazardous Materials (e.g., oil spots from cars in the Parking Area).

(xvi) Costs incurred by Landlord for any items not otherwise excluded to the extent Landlord (A) is actually reimbursed by insurance, (B) would have been reimbursed by insurance had Landlord maintained the insurance required by Section 12.2 on which a claim is made or (C) is otherwise compensated (other than as part of Operating Expenses), including without limitation, direct reimbursement by any tenant;

(xvii) All amounts which would otherwise be included in Operating Expenses which are paid to any affiliate of Landlord to the extent the costs of such services exceed the amount which would have been paid in the absence of such relationship for similar services of comparable level, quality and frequency rendered by persons of similar skill, competence and experience (but Operating Expenses shall include any such amounts specifically provided for or permitted in this Lease [including without limitation, the sums permitted to (a) and (j) above] for which the provisions of this Lease shall control);

(xviii) Costs or expenses for services of a type or quantity which Tenant is not entitled to receive (and does not receive) but which are provided to another tenant or occupant of the Project;

(xix) Costs, fees, dues, contributions or similar expenses for political, charitable, industry associations or similar organizations;

(xx) Any penalties or legal costs paid by Landlord due to the violation by Landlord of the terms of this Lease or any other lease pertaining to the Project, except to the extent caused by Tenant;

(xxi) Landlord’s costs of any services sold to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge or rental over and above the Base Rental and Operating Expenses payable under the lease with such tenant or other occupant

(xxii) Subject to subsection (h) and subsection (ii) above, payments for rented equipment, the cost of which equipment would constitute a capital expenditure (as defined in accordance with generally accepted amounting principles) if the equipment were purchased

(xxiii) Subject to subsection (a) above, salaries or other compensation paid to executive employees above the grade of senior property manager or the salaries of non-management employees, except to the extent of actual time expended at or on behalf of the Project by such non-management employees;

(xxiv) Increased insurance premiums caused by Landlord’s or any other tenants acts;

(xxv) Costs incurred (less costs of recovery) for any items to the extent covered by a manufacturer’s, materialman’s, vendor’s or contractor’s warranty (a “Warranty”) which are paid by such manufacturer, materialman, vendor or contractor (Landlord shall pursue a breach of warranty claim for items covered by a Warranty unless Landlord determines in good faith that such action would not be in the best interest of the tenants of the Project);

(xxvi) Costs or expenses of utilities directly metered to tenants of the Project and payable separately by such tenants and costs of additional electrical equipment installed in premises of other tenants of the Project and costs of electricity consumed through such additional electrical equipment, whether or not such costs are payable by such other tenants, and the costs of heating, ventilating and air-conditioning services provided to the premises of other tenants of the Project, whether or not such costs are payable by such other tenants;

(xxvii) Costs of any work or service performed for the benefit of any improvements other than those comprising the Project; and

(xxviii) Costs resulting from the gross negligence or intentional tort of Landlord, or any subsidiary or affiliate of Landlord, or any representative, employee or agent of same.

4.4. For purposes hereof, “Tenant’s Share of Operating Expense” shall mean Tenant’s Proportionate Share of the amount by which Operating Expenses exceed the Operating Expense Stop. Landlord shall submit to Tenant before the expiration of the Base Year and the beginning of each calendar year thereafter, or as soon thereafter as reasonably practicable, a statement of

Landlord’s estimate of Tenant’s Share of Operating Expenses during such calendar year_ Commencing upon the expiration of the Base Year and in additional to Base Rental, Tenant shall pay to Landlord monthly on the first day of each calendar month during such calendar year in question, as Additional Rental, an amount equal to one twelfth ( 1/12th) of the estimated amount of Tenant’s Share of Operating Expenses. From time to time during any calendar year, Landlord may estimate and re-estimate Tenant’s Share of Operating Expenses to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Tenant’s Share of Operating Expenses payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant will have paid all of Tenant’s Share of Operating Expenses as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment pursuant to Section 4.5 of this Lease when actual Operating Expenses are available for each year. If Landlord does not provide an updated estimate of Tenant’s Share of Operating Expenses prior to the expiration of the Base Year or the beginning of a calendar year, then until such time as an estimate of Tenant’s Share of Operating Expenses with respect to any particular calendar year is delivered to Tenant, Tenant shall pay to Landlord, on the first day of January and the first day of each calendar month thereafter during such calendar year in question the amount of such Additional Rental which shall have been payable by Tenant under this Section 4.4 with respect to the month of December of the immediately preceding calendar year. Thereafter, at such time as the estimate of Tenant’s Share of Operating Expenses with respect to such calendar year is delivered to Tenant, Tenant shall pay to Landlord within 30 days following receipt of such estimate the amount by which (i) the product of one twelfth (1/12th) of the amount of such estimate multiplied by the number of calendar months in such calendar year which shall have wholly or partially expired exceeds (ii) the amount of such Additional Rental which shall have been theretofore paid under this Section 4.4 with respect to such calendar months.

4.5. Landlord shall provide to Tenant a statement of the Operating Expanses and Electrical Costs incurred with respect to each calendar year on or before 120 days (or as soon thereafter as reasonably possible) following the end of such calendar year. If the Electrical Costs or Tenant’s Share of Operating Expenses (as applicable) actually incurred with respect to any calendar year exceeds the estimate of Electrical Costs or Tenant’s Share of Operating Expenses (as applicable) theretofore paid by Tenant for such calendar year, then Tenant shall pay to Landlord the amount of such excess within 30 days following receipt of notice from Landlord setting forth the Electrical Costs and/or Tenant’s Share of Operating Expenses for the calendar year in question. If the Electrical Costs or Tenant’s Share of Operating Expenses (as applicable) actually incurred with respect to any calendar year is less than the estimate of Electrical Costs or Tenant’s Share of Operating Expenses (as applicable) theretofore paid by Tenant for such calendar year, then Landlord shall credit the difference to Tenant against the next due installments of the estimated amount of Electrical Costs or Tenant’s Share of Operating Expenses (as applicable). If the Commencement Date of this Lease is not the first day of a calendar year or the expiration or termination date of this Lease is not the last day of a calendar year, then Electrical Costs or Tenant’s Share of Operating Expenses (as applicable) with respect to such calendar year shall be prorated. The provisions of this Section 4.5 shall survive the expiration or earlier termination of this Lease. Tenant’s electricity in the initial Premises shall be submetered and unique to the Premises.

4.6. Notwithstanding any other provision herein to the contrary, it is agreed that if the Project is not occupied to the extent of 100% of the Net Rentable Area thereof, then an adjustment shall be made in computing the Operating Expenses and Electrical Costs for such calendar year so that the Operating Expenses and Electrical Costs are compiled as though the Project had been occupied to the extent of 100% of the Rentable Area in the Project during such calendar year. With respect to the calendar year in which the expiration date of the Term occurs, Landlord and Tenant agree to the following: (1) that the calendar year shall be deemed to have commenced on January 1 of that year and ended on the expiration date of the Term (the “Final Calendar Year”) and (2) unless Tenant makes written exception to any item within 30 days after Landlord provides Tenant with a statement of Operating Expenses, the Operating Expenses for the Final Calendar Year shall be considered as final and accepted by Tenant.

4.7. Provided no Event of Default is then in existence and is continuing, Tenant may, after giving Landlord 30 days prior written notice thereof, inspect or have an independent, nationally or regionally recognized firm of certified public accountants audit Landlord’s records relating to Operating Expenses for the immediately preceding lease year; however, no review may cover periods before the Commencement Date. Tenant’s audit or inspection shall be conducted only during Landlord’s normal business hours. Tenant shall pay the cost of such audit or inspection unless the annual statement described in Section 4.5 for the time period in question is determined to be in error by more than 5% and, as a result thereof, Tenant paid to Landlord 5% more than the actual Tenant’s Share of Operating Expenses due for such time period, in which case Landlord shall pay Tenant’s audit costs and expenses (not to exceed $1,500). Tenant may not conduct an inspection or have an audit performed more than once during any calendar year. Tenant shall complete its review within 60 days of the commencement of such review and shall notify Landlord of its results, If such inspection or audit reveals that an error was made in the Operating Expenses previously charged to Tenant and Tenant paid more than its share of Operating Expenses during the year in question, then Landlord shall credit the difference to Tenant against the next due installments of the estimated amount of Tenant’s Share of Operating Expenses (or upon expiration or earlier termination of this Lease, Landlord shall pay such difference to Tenant in cash or its equivalent within 30 days after the completion of such audit); likewise, if Tenant paid less than its share of Operating Expenses during such year, then Tenant shall pay Landlord such deficiency within 30 days after such determination is made. Tenant shall maintain the results of each such audit and inspection confidential and shall not be permitted to use any third party to perform such audit and inspection unless such third party is (i) an independent, nationally or regionally recognized firm or is otherwise reasonably acceptable to Landlord, (ii) agrees with Landlord in writing to maintain the results of such audit or inspection confidential, and (iii) not to be compensated on a contingency fee basis for such audit.

4.8. Should Tenant desire any additional services beyond those which Landlord is expressly obligated to provide pursuant to this Lease or should Tenant desire rendition of any of such services outside the normal times provision of such services by Landlord or its agents or employees, Landlord may (at Landlord’s option), upon reasonable advance notice front Tenant to Landlord, furnish such services, and Tenant agrees to pay Landlord such charges as may be agreed on between Landlord and Tenant, but in no event at a charge less than Landlord’s actual cost plus overhead for the additional services provided.

4.9. Landlord and Tenant are knowledgeable and experienced in commercial transactions and agree that the terms of this Lease for determining charges, amounts, Electrical Costs and

Tenant’s Share of Operating Expenses payable by Tenant are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges.

5. TAXES.

5.1. Tenant shall be liable for the timely payment of all taxes levied or assessed against personal property, furniture or fixtures or equipment placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and if Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of personal property, furniture or fixtures or equipment placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon within 30 days of Tenant’s receipt of a written notice and an invoice from Landlord therefor, that part of such taxes for which Tenant is liable hereunder.

5.2. If at any time during the Term of this Lease, a tax or excise on rental, a sales tax or other tax however described (except any inheritance, estate, gill, or federal income tax or franchise tax imposed upon Landlord) is levied or assessed against Landlord by any taxing authority having jurisdiction on account of Landlord’s interest in this Lease, or the rentals or other charges payable hereunder, as a substitute in whole or in part for, or in addition to, the taxes described elsewhere in this Section 5.2 (including, without limitation, all taxes attributable to taxable margin levied pursuant to Chapter 171 of the Texas Tax Code or any amendment, adjustment or replacement thereof), the amount of such tax or excise shall be included in the calculation of Operating Expenses to be paid by Tenant in Additional Rent in equal portions over the remaining months of the then current lease year. In the event that any such Tax or excise is levied or assessed directly against Tenant, Tenant shall pay the same at such times and in such manner as such taxing authority shall require.

5.3. Landlord may from time to time contest the Taxes. If Landlord elects to contest the Taxes, then Landlord may bill Tenant for Tenant’s Proportionate Share of the costs and expenses of such contest as and when incurred, and those amounts shall constitute part of the Taxes. To the extent Landlord has so billed and received payment from Tenant, such costs and expenses shall not be reduced as described below by the abatement or refund, if any, ultimately received with respect to that contest. The Taxes shall be reduced by any net abatement or refund paid to Landlord by the taxing authorities as a result of any contest after recovering all of Landlord’s costs and expenses of securing such abatement or refund. Should Landlord elect not to contest the Taxes, Tenant shall have the right to contest the Taxes. If Tenant elects to contest the Taxes, then Tenant shall pay in full to Landlord the Taxes which Tenant is liable to pay hereunder, plus any additional amounts as Landlord may reasonably estimate Tenant may incur in penalties and interest if Tenant loses the contest in whole or in part and the Landlord shall, at Tenant’s expense, cooperate fully with Tenant in connection therewith; however, Landlord shall have no obligation to take any action to which Landlord reasonably objects. Landlord shall refund to Tenant Tenant’s Proportionate Share amounts, if any, received by Landlord as a rebate of Taxes actually paid by Tenant to Landlord, less all costs and fees, if any, including professional, incurred by Landlord in connection with obtaining such refund. The Taxes shall be reduced by any net abatement or refund paid to Landlord by the taxing authorities as a result of any contest after recovering all of Landlord’s costs and expenses of securing such abatement or refund.

6. PREPAID RENTAL AND SECURITY DEPOSIT. Landlord acknowledges receipt from Tenant of the sum stated in Section 1.O hereof to be applied to the first accruing monthly installment of Base Rental (e.g., Base Rental for month seven (7) of the Term. Landlord further acknowledges receipt from Tenant of a Security Deposit in the amount stated in Section 1.P hereof to be held by Landlord, without obligation for interest, as security for Tenant’s performance hereunder, it being expressly understood that the Security Deposit is not an advance rental deposit or measure of Landlord’s damages in case of Tenant’s default. Upon the occurrence of any Event of Default by Tenant, Landlord may, without prejudice to any other remedy provided herein or by law, use the Security Deposit to pay any arrears in Rent and any other damage, injury, expense (including legal expenses) or liability caused by such Event of Default. If any or all of such Security Deposit is so used, Tenant agrees to restore such Security Deposit within 30 days of Tenant’s receipt of written demand from Landlord therefor. The Security Deposit shall be Landlord’s property. If no Event of Default by Tenant exists under this Lease, Landlord shall return any remaining balance of such Security Deposit to Tenant (less the cost that Landlord incurs in restoring the Premises to the condition required by this Lease) within the time required by applicable Law, provided that Tenant has delivered a notice to Landlord of Tenant’s address for the purpose of refunding the Security Deposit. If Landlord sells or transfers the Premises, or a substantial part thereof, Landlord shall transfer such Security Deposit to the transferee (which transfer may be accomplished by a credit to the transferee upon such a transfer), and the transferor will be thereupon released from all liability for return of such Security Deposit provided that the transferee has agreed to assume all of Landlord’s obligations under this Lease. If the transferee has agreed to assume all of Landlord’s obligations under this Lease, then Tenant will look solely to such transferee for the return of the Security Deposit.

7. ACCEPTANCE OF PREMISES. Taking physical possession of the Premises by Tenant for purposes of conducting its business therein shall be conclusive evidence that Tenant accepts the Premises in an “AS IS, WHERE IS” with all faults and condition subject to completion of the work described on Exhibit “D”, Landlord’s repair and maintenance obligations set forth in this Lease, and the completion of punch list items, if any, relating to the Tenant Improvements and Landlord’s repair and maintenance obligations set forth in this Lease. Notwithstanding the foregoing, Landlord shall deliver the Premises to Tenant in good order and “broom clean” condition and in compliance with all applicable Laws. Landlord shall have no obligation to perform or pay for any repair or other work, other than as set forth in this Lease; provided, however, nothing in this Section 7 shall relieve Landlord of its repair and maintenance obligations under this Lease, including with respect to latent defects in the base building improvements.

8. USE OF PREMISES. The Premises shall be used and occupied only for the Permitted Use stated in Section 1.Q hereof and not otherwise. Notwithstanding the foregoing and subject to Section 31 without Landlord’s prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive, or highly inflammable or hazardous. Tenant will conduct its business and control its agents in such a manner that such use of the Premises will not create any nuisance or unreasonably interfere with, annoy or disturb other tenants of the Project, if any, or the Landlord in its management or leasing of the Building Tenant shall, at its own expense, obtain any and all governmental licenses and permits necessary for the conduct of its business. Tenant shall not use the Premises as living or sleeping quarters or a residence. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations to emanate from the Premises; nor at any time sell, purchase or give away food in the Premises except through vending machines or catering services in employees’ lunch or rest areas within the Premises for use by Tenant only. Tenant shall not take any other action that would constitute a public or private nuisance or would disturb the quiet enjoyment of any other tenant of the Building, or unreasonably interfere with, or endanger Landlord or any other person. If, because of Tenant’s sole acts, the rate of insurance on the Building or its contents increases, then Tenant shall pay to Landlord the amount of such increase as Additional Rent hereunder, and acceptance of such payment shall not constitute a waiver of any of Landlord’s other rights.

9. REPAIR AND MAINTENANCE.

9.1. Tenant understands and agrees that Landlord’s maintenance, repair and replacement obligations which are paid by Landlord and not reimbursed by Tenant, through Operating Expenses or otherwise, are limited to those set forth in this Section 9.1, Landlord at its own cost and expense, shall be responsible only for (a) replacement of the roof and roof membrane and the structural components of the roof and (b) repair and replacement of only the foundation of the Building, and the structural members of the exterior walls of the Building. Landlord’s obligations under clauses (a) and (b) shall not include windows, glass or plate glass, doors, special store fronts or office entries. Landlord’s liability with respect to any defects, repairs, replacement or maintenance for which Landlord is responsible hereunder shall be limited to the cost of such repairs or maintenance or the curing of such defect. Subject to the provisions of Section 4 of this Lease, Landlord shall further maintain the Common Areas and the Parking Areas (defined in Exhibit “H”). Tenant shall give immediate written notice to Landlord of the need for maintenance, repairs or corrections, but the failure of Tenant to provide any such notice shall not constitute a waiver of any rights or remedies available to Tenant hereunder except as to any matter for which Tenant does not give Landlord written notice within sixty (60) days after Tenant has notice thereof. Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Premises except as expressly set forth in this Section 9.1. In addition to the provisions of Section 4 above, it is expressly understood that Tenant shall pay for any damage to the roof, foundation or to the structural soundness of the Building that is caused by the act of Tenant, or of Tenant’s employees, agents or invitees or that is caused by and Event of Default.

9.2. Tenant shall, at its own risk and expense, maintain all other parts of the Premises in good repair and condition (including all necessary replacements), including, but not limited to, all fixtures installed by Tenant, walls, carpeting and other floor covering, plumbing which is located in and serves the Premises, windows, window glass (excluding window frames), plate glass, doors (excluding door frames), heating, ventilation and air conditioning systems (the “HVAC Systems”), fire protection sprinkler system, downspouts, and other electrical, mechanical, and electromotive installation, equipment, and fixtures located in, under or above the Premises and which exclusively serve the Premises, any trash removal equipment, any utility repairs in the Premises related to use of such utilities in the Premises in ducts conduits, pipes and wiring located in, under or above the Premises, and any sewer stoppage located in, under, and above the Premises and caused exclusively by the use of the Premises. Tenant shall take good care of all leasehold improvements and fixtures, and suffer no physical waste. Tenant shall be responsible for all pest control and extermination within the Premises. Should Tenant neglect to keep and maintain the Premises, then Landlord shall have the right, but not the obligation, to have the work done and any costs reasonably incurred in connection therewith shall be charged to Tenant as Additional Rental and shall become payable by Tenant with the payment of the Rent next due. At the termination of this Lease, Tenant shall deliver the Premises “broom clean” in the same good order and condition as existed at the Commencement Date ordinary wear and tear (and condemnation and fire or other casualty damage, as to which Sections 17 and 19 shall control) excepted.

Throughout the Term of the Lease, Tenant shall contract with a qualified and properly insured contractor to service and maintain the HVAC Systems on a regularly scheduled basis, but not less than once every three months, Such service shall include, but not be limited to, cleaning of the coil and condenser units on each unit; checking the electrical connections, the oil and refrigerant for leaks, the safety device, the blower belt for wear, tension and alignment, the expansion valve, coil temperature, and condensate drain; and maintaining the lubrication and addition of coolants. Tenant shall secure, at its sole cost and expense, and shall provide Landlord with a copy of the service contract, providing for the maintenance as described in above, within 60 days following the Commencement Date of this Lease, and thereafter, Tenant shall renew such service contract to Landlord prior to expiration of the then existing service contract.

9.3. Tenant agrees it shall not locate or install or cause to be located or installed any improvements in the Common Areas, including any bike racks, newspaper holder stands, vending machines of any kind, mailboxes, telephone booths, mobile homes, fences, or any other device of a similar nature which would impede or obstruct the Common Areas. Notwithstanding the foregoing, Tenant shall have the right to locate a trash compactor and/or baler in a location that is mutually agreeable to Landlord and Tenant for the handling of trash and other refuse. Tenant will not place any trash or other refuse in the Common Areas, except in those portions of the Common Area designated for use by tenants of the Building for trash or refuse collection, and if Tenant does place trash or other refuse in the Common Areas, Landlord may clean up for Tenant at Tenant’s cost and without notice to Tenant.

10. ALTERATIONS, ADDITIONS AND IMPROVEMENTS.

10.1. Tenant shall not make any changes, modifications, alterations, additions or improvements to the Premises, or install any heat or cold generating equipment, or other equipment, machinery or devices in the Premises or any other part of the Building without the prior written consent of Landlord, which shall not be unreasonably withheld. Tenant shall not create any openings in the roof or exterior walls, or make any alterations, additions, or improvements to the Premises or install any structures or equipment on the roof of the Building or any portion of the Common Areas without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Tenant expressly agrees to indemnify Landlord for any and all damages resulting from or caused by Tenant penetrating the roof or exterior walls of the Premises. Tenant shall have the right, without obtaining Landlord’s consent, to erect or install shelves, bins and machinery in the Premises, provided that Tenant complies with all applicable Laws. Notwithstanding the foregoing, Tenant shall have the right to make non-structural, interior alterations and physical additions to the Premises required in the ordinary course of Tenant’s business without Landlord’s consent provided: (i) Tenant notifies Landlord and furnishes plans and specifications of all significant alterations or additions at least seven days prior to undertaking them, (ii) such alterations or additions are not visible from the exterior of the Premises or the Building,

(iii) the modifications are in compliance with all applicable Laws, (iv) such additions and alterations will not affect the Building’s structure, the provision of services to other Building tenants or materially affect the Building’s electrical, plumbing, HVAC, life safety or mechanical systems; (v) Tenant coordinates its activities with the Building’s property management, (vi) such additions and alterations will not unreasonably interfere with the business operations of other tenants in the Building; (vii) the cost of the work for such additions and/or alterations does not exceed $25,000 in any single instance or series of related additions or alterations performed within a six-month period (provided that Tenant shall not perform any improvements, alterations or additions to the Premises in stages as a means to subvert this provision); and (viii) Tenant secures any and all permits, licenses and approvals required to construct and install such alterations (collectively “Permitted Alterations”). Tenant shall notify Landlord before performing any Permitted Alterations if the anticipated Permitted Alterations could disrupt any other tenants or occupants of the Building or interfere with Landlord’s operation of the Building. All of Tenant’s alterations shall be made in accordance with all applicable Laws and in a good and first-class, workmanlike manner and in accordance with the terms of this Lease. All such alterations, additions and improvements shall be constructed, maintained and used by Tenant at its sole risk and expense, in accordance with all applicable Laws. Tenant shall have the right to remove at the termination of this Lease, such trade fixtures so installed by Tenant in the Premises, provided no Event of Default by Tenant then exists; however, Tenant shall, prior to the termination of this Lease, repair any damage caused by such removal and, if requested by Landlord, offer Landlord (prior to such removal) sufficient security to insure Landlord that the proper repairs will be made.

10.2. All alterations, additions or improvements made by Tenant (including, without limitation, HVAC Systems, offices and improvements in and pertaining to such offices, partitions, floor coverings, etc., but excluding the trade fixtures referenced in Section 10.1 above) shall become the property of Landlord when the alterations, additions and improvements are made together with such other property as Tenant leaves in or on the Premises at the termination of this Lease, and Tenant waives all rights to any payment, reimbursement or compensation for the property that must remain at the Premises in accordance with this subsection however, Tenant shall promptly remove, if Landlord so elects, any or all alterations, additions, and improvements (except for those improvements installed by Landlord pursuant to Exhibit “D”) specified by Landlord, pursuant to written notice delivered to Tenant prior to commencing construction of such alterations, additions or improvements and any other property placed in the Premises by Tenant, and Tenant shall repair any damage caused by such removal. The provisions of this Section 10.2 shall survive the expiration or earlier termination of this Lease.

10.3. Landlord retains the exclusive right to make additions, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises, and, during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building, to interrupt or temporarily suspend Building services and facilities, and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, all without abatement of Rent or affecting any of Tenant’s obligations hereunder, so long as the Premises are reasonably accessible and provided that Tenant receives not less than 48 hours advance written notice from landlord therefor (except in the case of an emergency, when no notice is required).

11. SIGNS. Tenant shall not, without Landlord’s prior written consent not unreasonably withheld, conditioned or delayed, (a) install, alter or replace any exterior lighting, decorations paintings, awnings, canopies or the like, or (b) erect, install, alter or replace any signs, window or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises. All signs (including the Exterior Sign), lettering, placards, decorations and advertising media must conform in all respects to the sign criteria established by Landlord for the Project from time to time in the exercise of its sole discretion, and shall be subject to the prior written approval of Landlord as to construction, method of attachment, size, shape, height, lighting, color and general appearance. Tenant shall be solely responsible for all costs associated with the installation and maintenance of such signs. All signs are subject to applicable Laws and deed restrictions and must conform to any national, local or municipal ordinance or regulation. All signs shall be kept in good condition and in proper operating order at all times. At Landlord’s option and request, Tenant shall remove all signs including the Exterior Sign at the expiration or earlier termination of this Lease, and shall repair any damage and close any holes caused by such removal, with such repairs to be made in good workmanlike manner. Except as expressly permitted in this Section 11, Tenant shall not erect any signs on the roof or paint or otherwise deface the exterior walls of the Building.

12. INSURANCE.

12.1. Tenant shall not permit the Premises to be used in any way that would, in the reasonable opinion of Landlord, be extra hazardous (on account of fire or otherwise) or in any way increase the cost of or render void any insurance coverage in place with respect to the Building or any contents in the Building belonging to other tenants in the Building. Tenant warrants to Landlord that the Permitted Use as defined in Section 1.Q herein accurately reflects Tenant’s original intended use of the Premises, and that the minimum insurance coverage required by this Section 12 shall be obtained by Tenant and in force as of the Commencement Date. If, at any time during the Term of this Lease, the State Board of Insurance or other insurance authority, or any insurer disallows any of Landlord’s sprinkler credits or imposes an additional penalty or surcharge in Landlord’s sprinkler credits or imposes an additional penalty or surcharge in Landlord’s insurance premiums because of Tenant’s original or subsequent placement or use of storage racks or bins, method of storage or nature of Tenant’s inventory or any other act of Tenant, Tenant agrees to pay as Additional Rental the increase in Landlord’s insurance premiums as a result of such placement or use or method or nature of storage by Tenant. If an increase in the fire and extended coverage premium paid by Landlord for the Building is caused by Tenant’s use or occupancy of the Premises, or if Tenant wrongfully abandons the Premises and causes an increase, then Tenant shall pay as Additional Rental the amount of such increase to Landlord.

12.2. Landlord shall keep the Building and the Project (excluding leasehold improvements and the personal property of tenants) insured against loss or damage by fire or other casualty, with Special Cause of Loss Form and such other insurance as from time to time Landlord’s Mortgagee requires or Landlord otherwise deems advisable, in amounts not less than 80% of the full replacement cost thereof above foundation walls, or such greater amounts as Landlord deems advisable, and with such deductibles as Landlord deems advisable. Landlord may, at Landlord’s sole option, maintain time element insurance covering the loss of rental income that may occur as a result of loss or damage to the Building caused by an insured peril. Said insurance shall be maintained at the expense of Landlord (which expense is to be included in Operating Expenses) with an insurance company authorized to insure properties in the State of Texas. Payments for losses thereunder shall be made solely to Landlord or Landlord’s Mortgagees as their respective interests shall appear. Tenant shall maintain at its expense, in an amount equal to full replacement cost, Special Cause of Loss Form insurance issued by and binding upon a company meeting the requirements set forth below in this paragraph, on the leasehold improvements and all of Tenant’s personal property, including removable trade fixtures, located within the Premises. Tenant shall provide Landlord with current certificates of insurance evidencing Tenant’s compliance with this Section 12. Each policy required to be maintained by Tenant shall be with companies rated A-X or better in the most current issue of Best’s Insurance Reports and will contain endorsements that (1) such insurance may not lapse with respect to Landlord or its property manager or be canceled or amended with respect to Landlord or its property manager without Tenant’s insurance company giving Landlord at least 30 days prior written notice of every expiration, cancellation or amendment, and (2) Tenant shall be solely responsible for payment of premiums and (3) in the event of payment of any loss covered by any policy, Landlord or Landlord’s designees shall be paid first by the insurance company for Landlord’s loss and Tenant’s insurance shall be primary in the event of overlapping coverage with insurance which may be carried by Landlord.

12.3. Tenant shall each maintain separate policies of commercial general liability insurance, issued by and binding upon an insurance company authorized to transact business in the State of Texas and of good financial standing, and providing minimum protection of not less than $3,000,000 combined single limit coverage of bodily injury or death and/or property damage or combination thereof. Tenant’s liability insurance shall include Landlord, Landlord’s property manager, and Landlord’s Mortgagees as additional insureds and loss payees against any and all covered claims for bodily injury or death and property damage occurring in or about the Premises arising from or in connection with Tenant’s use or occupancy of the Premises. Landlord shall not be required to maintain insurance against thefts within the Premises, Building or Project In no event shall the limits of Tenant’s insurance limit its liability under this Lease. Without limitation of the foregoing, Tenant may comply with its insurance coverage requirements under this Section 12.3 through a blanket policy, provided Tenant, at Tenant’s sole expense, procures a “per location” endorsement, or an equivalent reasonably acceptable to Landlord, so that the general aggregate and other limits apply separately and specifically to the Premises.

12.4. Except as otherwise provided herein, any insurance which may be carried by Landlord or Tenant against any loss or damage to the Building and other improvements situated on the Project or in the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control. Tenant’s insurance obligations under this Section 12 are freestanding obligations which are not dependent on any other conditions or obligations under this Lease.

13. WAIVER OF SUBROGATION. NOTWITHSTANDING ANY PROVISION IN THIS LEASE TO THE CONTRARY, LANDLORD AND TENANT EACH HEREBY WAIVES ANY AND ALL RIGHTS OF RECOVERY, CLAIM, ACTION, OR CAUSE OF ACTION, AGAINST THE OTHER, ITS AGENTS, OFFICERS, OR EMPLOYEES, FOR ANY LOSS OR DAMAGE THAT MAY OCCUR TO THE PREMISES, OR ANY IMPROVEMENTS THERETO, OR THE BUILDING OF WHICH THE PREMISES ARE A PART, OR ANY IMPROVEMENTS THERETO, OR ANY PERSONAL PROPERTY OF SUCH PARTY

THEREIN, BY REASON OF FIRE, THE ELEMENTS, OR ANY OTHER CAUSE WHICH IS OR WOULD BE INSURED AGAINST UNDER THE TERMS OF THE PROPERTY INSURANCE POLICIES CARRIED OR REQUIRED TO BE CARRIED UNDER THE TERMS OF THIS LEASE BY THE RESPECTIVE PARTIES HERETO, REGARDLESS OF CAUSE OR ORIGIN, INCLUDING NEGLIGENCE OF THE OTHER PARTY HERETO, ITS AGENTS, OFFICERS, OR EMPLOYEES. LANDLORD AND TENANT EACH COVENANTS THAT NO INSURER WILL HOLD ANY RIGHT OF SUBROGATION AGAINST SUCH OTHER PARTY, AND LANDLORD AND TENANT SHALL CAUSE THEIR APPLICABLE INSURANCE POLICIES TO BE AMENDED OR ENDORSED TO REFLECT SUCH WAIVER OF SUBROGATION. This waiver of subrogation provision shall be effective to the full extent, but only to the extent, that it does not impair the effectiveness of insurance policies of Landlord and Tenant. Notwithstanding the foregoing, Landlord’s waiver of liability under this Section 13 shall not apply to Landlord’s right to seek compensation from Tenant or any Tenant Party for any deductible amounts under Landlord’s insurance.

14. LANDLORD’S RIGHT OF ENTRY.

14.1. Upon giving no less than 48 hours prior written notice (except in the case of an emergency, when no notice is required), Landlord and its authorized agents shall have the right to enter the Premises during normal working hours for the following purposes: (a) inspecting the general condition and state of repair of the Premises, (b) making of repairs required or authorized herein, (c) showing the Premises to any current or prospective purchaser, tenant, mortgagee or any other party, (d) or for any other reasonable purpose. During the final 180-day period of the Term of this Lease, Landlord and its authorized agents shall have the right to erect on or about the Premises a customary sign advertising the property for lease or for sale. Furthermore, in the event of any emergency (defined to be any situation in which Landlord reasonably perceives imminent danger or injury to person and/or damage or loss of property), Landlord and its authorized agents shall have the right to enter the Premises at any time without notice.

14.2. In any circumstance where Landlord is permitted to enter upon the Premises, whether for the purpose of curing any default of Tenant, repairing damage resulting from fire or other casualty or an eminent domain taking or is otherwise permitted hereunder or by law to go upon the Premises, no such entry shall constitute an eviction or disturbance of Tenant’s use and possession of the Premises or a breach by Landlord of any of Landlord’s obligations hereunder or render Landlord liable for damages for loss of business or otherwise or entitle Tenant to be relieved from any of Tenant’s obligations hereunder or grant Tenant any right of setoff or recoupment or other remedy; in connection with any such entry incident to the performance of repairs, replacements, maintenance or construction; all of the aforesaid provisions shall be applicable notwithstanding that Landlord may elect to take building materials in, to or upon the Premises that may be required or utilized in connection with such entry by Landlord; provided, however, Landlord shall use reasonable efforts to not disturb or unreasonably interfere with access to or the use of the Premises by Tenant and its employees.

15. UTILITY SERVICES.

15.1. Tenant shall obtain and pay for all electricity that is separately metered to the Premises and telephone services used on or at the Premises, together with any taxes, penalties, surcharges or the like pertaining to the Tenant’s use of the Premises and any maintenance charges, tap fees and other similar assessments made in connecting the Premises to such utilities and imposed by the applicable utility provider for the provision of such utilities. Electricity and gas serving Tenant’s Premises shall, at Landlord’s expense, be separately metered directly from the public utilities supplying service to the Premises. Tenant shall be responsible for making arrangements for and paying the cost of the installation, maintenance and repair of its own telephone system.

15.2. No interruption or malfunction of any of such services shall constitute an eviction or disturbance of Tenant’s use and possession of the Premises or the Building or a breach by Landlord of any of Landlord’s obligations hereunder or render Landlord liable for damages or entitle Tenant to be relieved from any of Tenant’s obligations hereunder (including the obligation to pay rent) or grant Tenant any right of setoff or recoupment. In the event of any such interruption, however, Landlord shall use reasonable diligence to restore such service or cause same to be restored in any circumstances in which such restoration is within the reasonable control of Landlord and the interruption was not caused in whole or in part by Tenant’s fault. Tenant expressly agrees to notify any utility service requesting or requiring such notice of Tenant’s intention to vacate the Premises. This notice requirement shall be in addition to any other notice requirement specified herein.

Notwithstanding the foregoing, if (i) any essential utility service to be provided as set forth in the preceding paragraph is interrupted or curtailed for a period of 48 hours from the time Tenant notifies Landlord (either orally or in writing), (ii) as a result thereof, Tenant’s use of the Premises is materially, adversely affected (including failure of HVAC system) and (iii) such interruption is caused by Landlord or lies within Landlord’s control, then the Base Rent for the Premises shall completely abate from such 48 hour period and continue until such services are restored to the point where Tenant’s use of the Premises is no longer materially, adversely affected.

16. ASSIGNMENT AND SUBLEASING.

16.1. Except with respect to a Permitted Transfer, Tenant shall not, without the prior written consent of Landlord (which may be withheld in Landlord’s sole discretion, subject to the terms of this Section 16): (i) assign, transfer or encumber this Lease or any estate or interest herein, whether directly or by operation of Law; (ii) permit any other entity to become Tenant hereunder by merger, consolidation or other reorganization (and for purposes of this Section 16 the surviving or resulting entity in any such merger, consolidation or other reorganization may be considered an entity other than Tenant, notwithstanding any applicable Law to the contrary); (iiii) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant (iv) sublet any portion of the Premises; (v) grant any license, concession or other right of occupancy of any portion of the Premises; or (vi) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 16.1(i) through (vi) being a “Transfer”) and any attempt to do any of the foregoing without the prior written consent of Landlord shall be void and no effect Provided no Event of Default then exists, Landlord shall not unreasonably withhold, condition or delay its consent to

(a) Tenant’s advertising that all or a portion of the Premises is available for sublease or assignment or (b) any assignment or subletting of the Premises, provided that Landlord may take into consideration all relevant factors surrounding the proposed sublease and assignment. Notwithstanding the foregoing, Landlord may withhold its consent, in its sole discretion, to any proposed Transfer to an assignee or subtenant that is a tenant in any other space in the Building or the Project, provided Landlord may object to an assignee or sublessee on the basis set forth in this sentence only if Landlord or its affiliates are capable of and willing to lease space in the Building or the Project to such other tenant at market rates. In any case where Landlord consents to Transfer, the undersigned Tenant will nevertheless remain directly and primarily liable for the performance of all covenants, duties and obligations of Tenant and Landlord shall be permitted to enforce the provisions of this Lease against the undersigned Tenant and/or any assignee, subtenant or other transferee without demand upon or proceeding in any way against any other person. The acceptance of an assignment or subletting of the Premises by any assignee or subtenant shall be construed as a promise on the part of such assignee or subtenant to be bound by and perform all of the terms, conditions and covenants in this Lease by which Tenant is bound, No Transfer shall be construed to constitute a novation or to waive the requirement for obtaining consent to any Transfer. In the event of default by Tenant after this Lease has been assigned or while the Premises are sublet, Landlord, in addition to any other remedies provided herein (or provided by law), may at Landlord’s option, collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or subletting, and Landlord may apply such Rent against any sums due to Landlord by Tenant hereunder. No direct collection by Landlord from any such assignee or subtenant shall release Tenant from Tenant’s primary responsibility under this Lease (as aforesaid) and from the further performance of Tenant’s obligations hereunder. Tenant shall pay to Landlord, promptly after receipt thereof, 50% of the excess of (A) the net compensation received by Tenant for a Transfer (other than a Permitted Transfer) after deduction of the costs reasonably incurred by Tenant with unaffiliated third parties in connection with such Transfer (i.e., marketing costs, brokerage commissions, legal fees and tenant finish work) over (B) the Rent allocable to the portion of the Premises covered thereby.

16.2. Notwithstanding Section 16.1 provided no Event of Default then exists, Tenant may Transfer all of its interest in this Lease or all of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the prior written consent of Landlord, subject to the terms of this Section 16.2: (i) any Affiliate of Tenant (ii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which, with which or to which Tenant, or its corporate successors or assigns, is merged, consolidated or sold (provided such sale is of all or substantially all of the assets or equity ownership interests of Tenant), in accordance with applicable statutory provisions and other Laws governing merger, consolidation and sale of business entities or other non-bankruptcy reorganization, so long as (1) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (2) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant or on the Effective Date. Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Not more than 30 days after the effective date of any Permitted Transfer, Tenant shall furnish Landlord with copies of the instrument effecting any of the foregoing Transfers and documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets that would be classified as intangible assets under GAAP, including goodwill, licenses, patents, trademarks, trade names, copyrights and franchises “Affiliate” means any person or entity that, directly or indirectly, controls, is controlled by or is under common control with the party in question.

16.3. Tenant shall pay to Landlord, as Landlord’s cost of processing each proposed Transfer (whether or not the same is ultimately approved by Landlord or consummated by Tenant) an amount equal to Landlord’s reasonable attorneys’ fees in an amount not to exceed $1030.

16.4. Landlord shall have the right to transfer, assign, mortgage, or convey all or any part of the Premises and this Lease without Tenant’s consent, and nothing contained in this Lease shall be construed as a restriction upon Landlord’s right to do any of the foregoing. If Landlord transfers this Lease, either specifically or by virtue of a transfer of all or any part of the Premises, then Landlord shall thereby be released from all obligations arising hereunder after such transfer, and Tenant agrees to look solely to such assignee for performance of such obligations.

17. FIRE AND CASUALTY DAMAGE.

17.1. Total Destruction. Tenant shall immediately give written notice to Landlord of any damage to the Premises by fire or other casualty (“Casualty”). If the Premises, the Building or the Project are damaged by a Casualty, Landlord shall, within 30 days after the date of Landlord’s actual knowledge of the Casualty, deliver to Tenant a good faith estimate (“Damage Notice”) of the time needed to repair the damage caused by such Casualty; provided, however, if a material portion of the Premises, the Building or the Project are destroyed by a Casualty or so damaged by a Casualty that, in Landlord’s estimation, rebuilding or repairs cannot be substantially completed (exclusive of leasehold improvements that Tenant makes) within 180 days after the date of Landlord’s actual knowledge of the Casualty, then Landlord may elect, in Landlord’s sole discretion to either (a) terminate this Lease by delivering to Tenant a written notice of termination within 30 days after the damage and provided further that Landlord shall be responsible, at its sole cost and expense, for any costs incurred by Landlord or (b) relocate Tenant to office space reasonably comparable to the Premises, provided that Landlord notifies Tenant of its intention to do so in a written notice delivered to Tenant within thirty (30) days after the damage. Any such relocation may be for a portion of the remaining Term or the entire Term, and Landlord shall complete any such relocation within ninety (90) days after Landlord has delivered such written notice to Tenant If a material portion of the Premises, the Building or the Project are destroyed or damaged by a Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and, (i) in Landlord’s estimation, rebuilding or repairs cannot be substantially completed (exclusive of leasehold improvements that Tenant makes) within 180 days after the date of Landlord’s delivery of the Damage Notice, (ii) Landlord does not elect to relocate Tenant following such damage to the Premises or the Building (iii) a Tenant Party did not cause such damage, then Tenant may terminate this Lease by delivering to Landlord written notice of termination within 15 days following Landlord’s delivery of the Damage Notice. In the event of a termination of this Lease pursuant to this Section 17.1, the Rent shall be abated during the unexpired portion of this Lease, effective upon the date the damage occurred. Time is of the essence with respect to the delivery of all notices of damage, estimates of completion and notices of termination.

17.2. Restoration of Premises. Subject to Section 17.3 if this Lease is not terminated under Section 17.1, then Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the alterations (except to the extent of any improvements existing therein on the date of the Casualty that were installed by Landlord pursuant to Exhibit “D”) other improvements or personal property required to be covered by Tenant’s insurance under Section 12. Notwithstanding the foregoing, Landlord’s obligation to restore the improvements existing therein on the date of the Casualty that were installed by Landlord pursuant to Exhibit “D” shall be limited to the amount of the TI Allowance, adjusted by the percentage change in Consumer Price Index for All Urban Consumers - United States Index (all items) (base year 1982-1984 = 100) promulgated by the United States Department of Labor, Bureau of Labor Statistics (or, should such index no longer be published or available, any successor index of equivalent measurement and geographical area; or should no successor index be published or available, the index of equivalent or comparable measurement) through the date of restoration under this Section. Notwithstanding the foregoing, if Landlord commences restoration of the Premises and fails to restore the Premises in accordance with this Section 17.2 within the period of time estimated for such restoration as set forth in the Damage Notice, Landlord may, by notice to Tenant, extend its time to restore the Premises for an additional period equal to Landlord’s initial estimate for such restoration (as set forth in the Damage Notice), but in no event may such extension exceed an additional 30 days plus the number of days of extension due to Force Majeure Events (the “Outside Restoration Date”). If Landlord has not completed its work in accordance with this Section 17.2 on or before the Outside Restoration Date, then Tenant may, as its sole and exclusive remedy, elect in writing, within 15 days after the Outside Restoration Date but prior to completion of such work, to terminate this Lease effective as of a date which is 15 days after the date of Tenant’s termination notice provided such restoration is not completed within such 15 day period.

If the Premises are Untenantable, in whole or in part, during the period beginning on the date the damage occurred and ending on the date of substantial completion of Landlord’s repair or restoration work (the “Repair Period”), then the Rent for the Repair Period shall be abated equitably as to the portion of the Premises rendered Untenantable (based on the square footage of the Net Rentable Are rendered Untenantable). Notwithstanding the foregoing, the Rent shall not be abated if a Tenant Party caused the Casualty.

17.3. Insurance. If the Premises are destroyed or substantially damaged by any peril not covered by the insurance maintained by Landlord, or any Landlord’s Mortgagee (defined below) requires that insurance proceeds be applied to the indebtedness secured by its Mortgage (defined below) or the insurance proceeds available to Landlord to restore the Building or the Project are insufficient in Landlord’s reasonable opinion, then Landlord may terminate this Lease by delivering written notice of termination to Tenant within 30 days of the later to occur of (i) the date upon which any destruction or damage occurred, or (ii) the date upon which Landlord learns there are insufficient insurance proceeds to restore the Building or the Project, or (iii) Landlord learns of any such requirement by any Landlord’s Mortgagee, as applicable. In the event Landlord or Tenant terminates this Lease under this Section 17, all rights and obligations hereunder shall cease and terminate, except for any liabilities of Landlord or Tenant, which accrued prior to the termination of this Lease or which survive the termination of this Lease.

18. LIABILITY, INDEMNIFICATION.

18.1. SUBJECT TO THE PROVISIONS OF SECTION 13, TENANT SHALL INDEMNIFY, DEFEND, AND HOLD HARMLESS LANDLORD, ITS SUCCESSORS, ASSIGNS, AGENTS, EMPLOYEES, CONTRACTORS, PARTNERS, DIRECTORS, OFFICERS AND AFFILIATES (COLLECTIVELY, THE “LANDLORD INDEMNIFIED PARTIES”) FROM AND AGAINST ALL FINES, SUITS, LOSSES, COSTS, LIABILITIES, CLAIMS, DEMANDS, ACTIONS AND JUDGMENTS OF EVERY KIND OR CHARACTER (1) ARISING FROM TENANT’S FAILURE TO PERFORM ITS COVENANTS UNDER THIS LEASE, (2) RECOVERED FROM OR ASSERTED AGAINST ANY OF THE LANDLORD INDEMNIFIED PARTIES ON ACCOUNT OF ANY LOSS (DEFINED BELOW IN SECTION 18.2) TO THE EXTENT THAT ANY SUCH LOSS MAY BE INCIDENT TO, ARISE OUT OF, OR BE CAUSED, EITHER PROXIMATELY OR REMOTELY, WHOLLY OR IN PART, BY TENANT PARTY OR ANY OTHER PERSON ENTERING UPON THE PREMISES UNDER OR WITH A TENANT PARTY’S EXPRESS OR IMPLIED INVITATION OR PERMISSION, (3) ARISING FROM OR OUT OF THE OCCUPANCY OR USE OF THE PREMISES BY A TENANT PARTY OR (4) ARISING FROM OR OUT OF ANY OCCURRENCE IN THE PREMISES, HOWEVER CAUSED, OR SUFFERED BY, RECOVERED FROM OR ASSERTED AGAINST ANY LANDLORD INDEMNIFIED PARTIES BY A TENANT PARTY. INDEMNIFICATION OF THE LANDLORD INDEMNIFIED PARTIES BY TENANT SHALL NOT APPLY TO THE EXTENT SUCH LOSS, DAMAGE, OR INJURY IS CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE INDEMNIFIED PARTIES. INCLUDING ANY LOSS (DEFINED BELOW IN SECTION 18.2) OR DAMAGE CAUSED BY THE NEGLIGENCE OF THE LANDLORD INDEMNIFIED PARTIES.

18.2. LANDLORD SHALL NOT BE LIABLE TO THE TENANT PARTIES FOR ANY INJURY TO OR DEATH OF ANY PERSON OR PERSONS OR THE DAMAGE TO OR THEFT, DESTRUCTION, LOSS, OR LOSS OF USE OF ANY PROPERTY OR INCONVENIENCE (COLLECTIVELY AND INDIVIDUALLY A “LOSS”) CAUSED BY CASUALTY, THEFT, FIRE, THIRD PARTIES, REPAIR, OR FAILURE TO REPAIR, OR ALTERATION OF ANY PART OF THIS BUILDING, OR ANY OTHER CAUSE, EXCEPT TO THE EXTENT SUCH LOSS IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD INDEMNIFIED PARTIES IS THE SOLE CAUSE OF THE LOSS (AS DETERMINED IN A FINAL, NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION).

19. CONDEMNATION.

19.1. If, during the Term of this Lease or any extension or renewal thereof, all or substantially all of the Premises (a) is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, or is sold to the condemning authority under threat of condemnation (the “Taking”) (b) or is rendered Untenantable as a result of such Taking, this Lease shall terminate and the Rent shall be abated during the unexpired term of this Lease, effective as of the date of such Taking.

19.2. If less than substantially all of the Premises is (a) subject to the Taking or (b) rendered Untenantable as a result of a Taking, this Lease shall not terminate but Landlord shall, to the extent practicable, at its sole cost and expense, repair or modify the Building and the Premises so that the remaining portion of the Premises shall be partitioned off from the portion so taken or condemned, and the Rent payable hereunder during the unexpired portion of the Term shall be adjusted to such extent as may be fair and reasonable under the circumstances (based on the number of square feet of Net Rentable Area so taken). In the event that Landlord cannot practicably repair or modify the Building and the Premises as set forth above (as reasonably determined by Landlord) or any Landlord’s Mortgagee (defined below) requires that proceeds from such Taking be applied to the indebtedness secured by its Mortgage, this Lease shall terminate, the Rent shall be abated for the unexpired term of this Lease and all rights and obligations relating to the unexpired term of this Lease shall cease. All compensation awarded for any Taking shall be the property of Landlord, and Tenant shall not be entitled to any portion of such award; provided, however, Tenant shall have all rights permitted under the laws of the State of Texas to pursue a separate claim relative to such Taking (to the extent such claims in no way diminish the award Landlord receives from the condemning authority) including, but not limited to (i) the value of any fixtures, furnishings, and other personal property that are taken but that Tenant, under the terms of this Lease, is permitted to remove at the end of the Term, (ii) the unamortized cost [such costs having been amortized on a straight line basis over the Term excluding any renewal terms] of Tenant’s leasehold improvements that are taken that Tenant is not permitted to remove at the end of the Term and that were installed solely at Tenant’s expense [i.e., not paid for by Landlord or purchased with allowances provided by Landlord], and (iii) relocation and moving expenses, but not the value of Tenant’s leasehold estate created by this Lease.

20. HOLDING OVER. If Tenant fails to vacate the Premises after the expiration of the Term or earlier termination of this Lease, then Tenant’s possession of the Premises shall constitute and be construed as a hold-over tenancy at will only, subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant under this Lease. Tenant or any such Tenant Party covenants and agrees to pay Landlord, in addition to the other Rent due hereunder, if any, as Rent for the period of such holdover a prorated daily Base Rental equal to the sum of 150% of the daily Base Rental plus 100% Additional Rental representing an amount equal to one-twelfth (1/12th) of the estimated amount of Tenant’s Share of Operating Expenses, both payable during the last month of the Term. The Rent during such holdover period shall be payable to Landlord in accordance with the provisions of this Section 20. Tenant will vacate the Premises and deliver same to Landlord immediately upon Tenant’s receipt of notice from Landlord to so vacate. No holding over by Tenant (whether with or without the consent of Landlord), and no payments of money by Tenant to Landlord after the end of the Term, shall operate to reinstate, continue or extend the Term, and no extension of this Term shall be valid unless evidenced by a writing signed by both Landlord and Tenant. No payments of money by Tenant (other than the holdover Rent accruing during such holdover period paid in accordance with the provisions of this Section 20) to Landlord after the expiration of the Term or earlier termination of this Lease shall constitute full payment of Rent under the terms of this Lease. Tenant shall be liable for all actual damages resulting from Tenant’s holding over.

21. DEFAULTS.

21.1. Each of the following acts or omissions of Tenant or occurrences shall constitute an “Event of Default”:

(a) Monetary Default, Failure to Pay Rent. Tenant fails to pay Rent when due or any payment or reimbursement required under this Lease when due, and in either case such failure continues for a period of five (5) business days from the date such payment was due; provided however, that Landlord shall give written notice of such default to Tenant with opportunity to cure within a five day period after the date of such notice provided however, that Landlord shall give written notice of such default to Tenant with opportunity to cure within a five day period after the date of such notice, provided Landlord shall not be obligated to furnish Tenant with more than two written notices of default and opportunity to cure each calendar year during the Term of this Lease.

(b) Non-Monetary Default, Failure to Perform. Failure to perform or observe any covenant or condition of this Lease by Tenant to be performed or observed, other than the payment of rental or other payments hereunder, and such failure continues for a period of 30 days following written notice to Tenant of such failure; however, if such failure cannot reasonably be cured within such 30 day period, but Tenant commences to cure such failure within such 30 day period and thereafter diligently pursues such cure to completion, then such curative period shall be extended for so long as is reasonably required to complete such cure (but, in any event, not longer than 150 days after Landlord has delivered such notice to Tenant).

(c) Liens; Encumbrances. If Tenant creates or allows the creation of a lien upon the Premises in violation of this Lease and thereafter fails or is unable to bond around or cure such lien in accordance with Section 35.2.

(d) Creditors. The filing or execution or occurrence of any one of the following: (i) a petition in bankruptcy or other insolvency proceeding by or against Tenant, (ii) petition or answer seeking relief under any provision of the Bankruptcy Act, (iii) an assignment for the benefit of creditors or composition, (iv) a petition or other proceeding by or against Tenant for the appointment of a trustee, receiver or liquidator of Tenant or any of Tenant’s property, or (v) a proceeding by any governmental authority for the dissolution or liquidation of Tenant Notwithstanding the foregoing, if such petition is filed against Tenant, such filing shall not be an Event of Default unless Tenant fails to have such proceedings initiated by such petition dismissed within 60 days after the filing thereof. The term “Tenant” shall include, for the purpose of this Section 21.1(d), Guarantor)

(e) Estoppel Certificate; SNDA. If Tenant fails to timely deliver an estoppel certificate or SNDA to Landlord pursuant to the requirements of this Lease and such failure continues more than thirty business days after written notice therefor from Landlord to Tenant.

21.2. This Lease and the Term and estate hereby granted and the demise hereby made are subject to the limitation that if and whenever any Event of Default shall occur, Landlord may, at Landlord’s option, in addition to all other rights and remedies given hereunder or by law or equity, do any one or more of the following, provided, however that under no circumstances whatsoever shall Tenant ever be liable hereunder for consequential damages or special damages.

(a) Terminate this Lease by delivering a written termination notice to Tenant, in which event Tenant shall immediately surrender possession of the Premises to Landlord.

(b) Enter upon and take possession of the Premises and expel or remove Tenant and any other occupant therefrom, with or without having terminated this Lease.

(c) Without notice (other than as required in Section 21.1), alter locks and other security devices at the Premises. Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant unless and until Tenant cures all Events of Default. This Lease supersedes Section 93.002 of the Texas Property Code to the extent of any conflict.

(d) Landlord may perform Tenant’s obligations and enter the Premises, without being liable for prosecution or any claim for damages therefor, to accomplish such purpose. Tenant shall reimburse Landlord promptly upon request (together with reasonable supporting documentation) for the actual cost and expense that Landlord incurs in effecting compliance with this Lease on Tenant’s behalf, together with interest thereon at the Interest Rate from the date Landlord incurs the expense in question until Landlord is reimbursed.

21.3. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effectuated only by the written agreement of Landlord and Tenant. During the continuance of an Event of Default or following Landlord’s exercise of its remedies set forth in Sections 21.2(a) or (b), no such alteration of security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, during the continuance of an Event of Default or following Landlord’s exercise of its remedies set forth in Sections 21.2(a) or (b), to the aforesaid exercise of dominion over Tenant’s property within the Building. All claims for damages by reason of such re-entry and/or possession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any re-entry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right remove and store, at Tenant’s expense, all of the furniture, trade fixtures, equipment and other personal property in the Premises, including that which is owned by or leased to Tenant at all times before any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. If any furniture, trade fixtures, equipment or other property remains on Premises for longer than 30 days after Landlord repossesses the Premises pursuant to the authority granted in this Section 21 such property shall be deemed to have been abandoned by Tenant and Landlord may keep in place and use or may dispose of such property under any manner Landlord see fit provided however that Landlord may relinquish possession of all or any portion of such furniture, trade fixtures, equipment and other property to any person (a “Claimant”) who present to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, trade fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of the instrument. Landlord may, at its option and without prejudice to or waiver of any rights it may have, escort Tenant to the Premises to retrieve any personal belongings of Tenant and/or its employees; however, Tenant first shall pay in cash all costs and estimated expenses to be incurred in connection with the removal of such property and making it available. The rights of Landlord under this Lease are cumulative and in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant hereby agrees that the rights herein granted Landlord are commercially reasonable.

21.4. In the event that Landlord elects to terminate this Lease by reason of an Event of Default, then, notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord the sum of (i) all rental and other indebtedness accrued but unpaid to the date of such termination, plus (ii) all amounts due from time to time under Section 21.6, plus (iii) as damages, an amount equal to (1) all Rent that Tenant would have been required to pay for the balance of the Term (had such Term not been terminated by Landlord prior to the expiration of the Term of this Lease), as reasonably estimated by Landlord, discounted to present value at a per annum rate equal to the Prime Rate, minus (2) the then present fair rental value of the Premises for such period, similarly discounted.

In the event that Landlord elects to terminate this Lease by reason of an Event of Default, in lieu of exercising the rights of Landlord under the preceding paragraph of this Section 21.4, Landlord may instead hold Tenant liable for all Rent and other indebtedness accrued but unpaid to the date of such termination, plus such rental and other indebtedness as would otherwise have been required to be paid by Tenant to Landlord during the period following termination of the Term of this Lease measured from the date of such termination by Landlord until the expiration of the Term of this Lease (had Landlord not elected to terminate this Lease on account of such Event of Default) diminished by any net sums thereafter received by Landlord through reletting the Premises during said period (after deducting expenses incurred by Landlord as provided in Section 21.6 hereof). Actions to collect amounts due by Tenant provided for in this paragraph of this Section 21.4 may be brought from time to time by Landlord during the aforesaid period, on one or more occasions, without the necessity of Landlord’s waiting until the expiration of such period, and in no event shall Tenant be entitled to any excess of rental (or Rent plus other sums) obtained by reletting over and above the rental provided for in this Lease.

21.5. In the event that Landlord elects to repossess the Premises without terminating this Lease, then Tenant shall be liable for and shall pay to Landlord all Rent and other indebtedness accrued but unpaid to the date of such repossession, plus Rent required to be paid by Tenant to Landlord during the remainder of the Term of this Lease until the expiration of the Term of this Lease, diminished by any net sums thereafter received by Landlord through reletting the Premises during said period (after deducting expenses incurred by Landlord as provided in Section 21.6 hereof). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the Rent herein reserved. Actions to collect amounts due by Tenant as provided in this Section 21.5 may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until the expiration of the Term of this Lease.

21.6. In case of an Event of Default, Tenant shall also be liable for and shall pay to Landlord in addition to any sum provided to be paid above: (i) the cost of removing and storing Tenants or other occupant’s property, (ii) the cost of repairing, the Premises into the condition required by this Lease, and (iii) all reasonable expenses incurred by Landlord in enforcing Landlord’s remedies, including reasonable attorneys’ fees, whether or not a legal suit is actually brought. Past due Rent and other past due payments shall bear interest from maturity at the Interest Rate.

21.7. Landlord and Tenant stipulate that the terms of this Section 21.7 are intended to establish the standards by which Landlord may satisfy a duty to mitigate damages under the Texas Property Code; moreover, Tenant agrees that this Section 21.7 is not intended to waive a right or exempt Landlord from a liability or a duty under Section 91.006(b) of the Texas Property Code. Without limiting the foregoing, Landlord shall have no duty to mitigate damages caused by an Event of Default other than as specifically set forth in Section 91.006 of the Texas Property Code. If a duty to mitigate damages is imposed upon Landlord, then Landlord will conclusively be deemed to have satisfied its duty to mitigate its damages if Landlord lists the Premises for lease in accordance with prevailing market conditions with a real estate broker or agent (which may be affiliated with Landlord) and considers all written proposals for such space made by such broker or agent. Landlord’s duty to consider such proposals shall not require Landlord to agree to any lease terms that it deems to be unacceptable; moreover, Landlord shall not be obligated: (1) to solicit or entertain negotiations with any other prospective tenant(s) for the Premises until Landlord has obtained full and complete possession of the Premises, free of any claim by Tenant that it continues to have a right of occupancy with respect to the Premises, (2) to travel outside a radius of five miles from the Building in order to meet with a prospective tenant, (3) to expend monies for finish-out requested by a prospective tenant unless Landlord, in its sole discretion, believes that the excess rent Landlord will receive and the credit of the prospective tenant support such a decision, (4) to cause or allow an existing tenant of the Building to move from its existing space to the Premises, or (5) to give preference to the Premises over other spaces in the Building, with regard to prospective tenants inquiring as to available space in the Building. In attempting to relet or actually reletting the Premises, Landlord may enter into a direct lease with the proposed replacement tenant and will not be deemed to be acting as Tenant’s agent. Landlord agrees that the rentals and other collections that Landlord may actually receive from a substitute tenant of the Premises, to the extent that any such rentals and/or other collections are attributable to any particular time period within the Term (and after reduction for all expenses incurred by Landlord in connection with such substitute tenant), will be credited against Tenant’s obligations for the same time period; however, Tenant agrees that it will not be entitled to any additional credit (for example, if Landlord receives amounts during a particular time period in excess of Tenant’s obligations for the same time period, Landlord will not be required to credit such excess against Tenant’s obligations for any other time period).

21.8. If Landlord fails to perform or observe any covenant, term, provision or condition of this Lease and such default continues beyond a period of ten days as to a monetary default or 30 days (plus such additional reasonable period as may be required if the default cannot reasonably be cured within 30 days in the exercise by Landlord of due diligence) as to a non-monetary default, after in each instance written notice thereof is given by Tenant to Landlord specifying in reasonable detail such failure, then Tenants may, at its option, in addition to all other rights and remedies given hereunder or by laws or equity, pursue an action for injunctive relief, specific performance, declaratory relief or actual monetary damages, excluding lost profits and lost economic damages. Landlord agrees that Tenant may pursue injunctive relief or specific performance without a showing of actual damages. Unless and until Landlord fails to so cure any default as required hereunder after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of Landlord’s possession of the Building and not thereafter. Under no circumstances whatsoever shall Landlord ever be liable hereunder for consequential damages or special damages. THE LIABILITY OF LANDLORD TO TENANT FOR ANY DEFAULT BY LANDLORD, SHALL BE LIMITED TO ACTUAL AND DIRECT DAMAGES. IN NO EVENT SHALL LANDLORD BE LIABLE TO TENANT FOR CONSEQUENTIAL OR SPECIAL DAMAGES BY REASON OF A FAILURE TO PERFORM (OR A DEFAULT) BY LANDLORD HEREUNDER OR OTHERWISE. EXCEPT FOR CLAIMS WHICH MAY BE COVERED BY INSURANCE, IF TENANT SHALL RECOVER A MONEY JUDGMENT AGAINST LANDLORD, TENANT AGREES THAT SUCH MONEY JUDGMENT SHALL BE SATISFIED SOLELY BY LANDLORD’S INTEREST IN THE PREMISES AND BUILDING, AS THE SAME MAY THEN BE ENCUMBERED, AND LANDLORD, ITS AFFILIATES, PARTNERS, OFFICERS, DIRECTORS, SHAREHOLDERS, AND EMPLOYEES SHALL NOT BE LIABLE OTHERWISE FOR ANY OTHER CLAIM ARISING OUT OF OR RELATING TO THIS LEASE. Additionally, Tenant hereby waives its statutory lien under Section 91.004 of the Texas Property Code. The terms of this Section 21.8 shall survive the termination or expiration of this Lease.

21.9. No waiver by the parties hereto of any default or breach of any term, condition, or covenant of this Lease shall be deemed to be a waiver of any subsequent default or breach of the same or of any other term condition, or covenant contained herein. No receipt of money by Landlord from Tenant after the expiration of the Term of this Lease, or after the service of any notice, or after the commencement of any suit, or after final judgment for possession of the Premises, shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand or slit or imply consent for any action for which Landlord’s consent is required.

21.10. The term “Landlord” shall mean only the owner, for the time being, of the Building, and in the event of the transfer by such owner of its interest in the Building, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Term of this Lease upon each new owner for the duration of such owner’s ownership.

22. INTENTIONALLY OMITTED.

23. SUBORDINATION. Tenant agrees that, upon the request of Landlord, Tenant will subordinate this Lease to each ground or land lease, mortgage, deed of trust or other security instrument or other security instrument (each, a “Mortgage”) that may now or hereafter encumber all or any portion of the Project and to all renewals, modifications, consolidations, replacements and extensions thereof; but only if the landlord under each ground or land lease or the holder of any mortgage of deed of trust (each, a “Landlord’s Mortgagee”) shall enter into a subordination, non-disturbance and attornment agreement (an “SNDA”) in recordable form with Tenant, in form and content reasonably acceptable to Tenant and such landlord or holder, providing that as long as an Event of Default on the part of Tenant is not then in existence, Tenant shall not be disturbed in its possession of the Premises or have its rights hereunder terminated or modified by such holder or landlord, except pursuant to the provisions of this Lease. Tenant agrees to be reasonable in its negotiations concerning the form and substance of the SNDA with any subsequent lessor under a ground or land lease or any subsequent trustee, mortgagee or beneficiary under any mortgage or deed of trust. Tenant agrees, and the SNDA shall provide, that in the event of the enforcement by the landlord under any such ground lease or land lease or by the trustee, the mortgagee or he beneficiary under any such mortgage or deed of trust of the remedies provided for by law or by such ground or land lease, mortgage or deed of trust, Tenant, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement (collectively, the “Successor”), automatically will become the tenant of the Successor without change in the terms or other provisions of this Lease; provided, however, that such Successor shall not be (a) subject to any credits, offsets, defenses or claims which Tenant may have against any prior landlord, (b) bound by any payment of Rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, (c) bound by an amendment or modification of this Lease made after the applicable ground or land lease, mortgage or deed of trust is placed against the Project (and Tenant has been given notice thereof) without the written consent of such trustee, mortgagee, beneficiary or landlord, (d) liable for any act, omission, neglect or default of any prior landlord, except to the extent (and for the time period) that such Successor continues such prior act, omission, neglect or default, or (e) required to make any capital improvements to the Project or the Premises which Landlord may have agreed to make but had not completed, except to the extent expressly called for or required by the terms of this Lease. Tenant shall execute any SNDA presented to it meeting the requirement of this Section 22 within 30 days of Landlord’s written request. Notwithstanding the foregoing, the holder of any ground or land lease that may affect all or any portion of the Project or the holder of any mortgage or deed of trust that may encumber all or any portion of the Project may elect at any time to cause their interest in the Project to be subordinate and junior to Tenant’s interest under this Lease by filing an instrument in the real property records of Dallas County, Texas effecting such election and providing Tenant with notice of such election.

24. COMPLIANCE WITH LAWS, RULES AND REGULATIONS.

24.1. Tenant, at Tenant’s own expense, shall comply with all federal, state, municipal, fire underwriting and other Laws applicable to the Premises and the business conducted therein by Tenant. If a controversy arises concerning Tenant’s compliance with any Laws applicable to the Premises and the business conducted therein by Tenant, Landlord may retain third-party consultants of recognized standing to investigate Tenant’s compliance. If it is reasonably determined by Landlord that Tenant has not complied as required, Tenant shall reimburse Landlord on demand for all consulting and other actual out-of-pocket costs reasonably incurred by Landlord in such investigation, but in no event exceeding $25,000.

24.2. Tenant and Tenant’s agents, employees and invitees shall comply fully with all requirements of the rules and regulations of the Building which are attached hereto as Exhibit “C” and made a part hereof. Landlord shall at all times have the right to change such rules and regulations or to amend or supplement them in such manner as may be deemed advisable for the safety, care and cleanliness of the Premises and the Building and for preservation of good order therein, all of which rules and regulations, changes and amendments shall be forwarded to Tenant and shall be carried out and observed by Tenant. Tenant shall further be responsible for the compliance with such rules and regulations by the employees, agents and invitees of Tenant. Subject to Landlord’s obligations under Exhibit “H”, Landlord hereby reserves the right to designate, or otherwise control the allocation of, parking spaces for the Premises. No outside storage or accumulation of supplies, inventory, building materials or debris shall be permitted without prior written consent from the Landlord. Tenant expressly agrees to comply with and conform to all restrictive covenants of record filed or subsequently filed of record affecting the Premises.

24.3. Landlord will be responsible for compliance with all Laws (including the ADA or other applicable Laws pertaining to accessibility of the Premises by disabled or handicapped persons, and all rules, regulations and guidelines promulgated thereunder) for all items it is required to maintain pursuant to Section 9, including without limitation, all core areas and within the Common Areas of the Building, except for any of Tenant’s installations within such core areas. The cost of work performed by Landlord to bring areas of the Building and the Project into compliance with future Laws due to changes in legal requirements will be considered an Operating Expense.

Tenant will be responsible for all work necessary in order to bring the Premises and core areas into compliance with Laws (including the ADA or other applicable Laws pertaining to accessibility of the Premises by disabled or handicapped persons, and all rules, regulations and guidelines promulgated thereunder) to the extent such work is necessitated by any installations, additions, or alterations made in or to the Premises at the request of or by Tenant or by the nature of Tenant’s use of the Premises, regardless of whether such cost is incurred in connection with retrofit work required in the Premises (including work described in Exhibit “D”) or in other areas of the Building (e.g., ADA related improvements required in the Common Areas of the Building resulting from such installations, additions or alterations).

25. NOTICES. Any notice which may or shall be given under the terms of this Lease shall be in writing and shall be either delivered by hand, by facsimile (provided the party delivering such notice can deliver proof of confirmation of receipt of such facsimile), deposited with a nationally-recognized overnight courier or sent by United States Mail, registered or certified, return receipt requested, postage prepaid, addressed to the parties herein at their respective addresses set out below, or at such other addresses as either party may have theretofore specified by written notice delivered in accordance herewith. Such address may be changed from time to time by either party by giving notice as provided herein.

LANDLORD	Bayview (TX) Holding, LLC
5055 Keller Springs Road, Suite 300
Addison, Texas 75001
Attn: Property Manager
Phone: 972-241-8300
Fax: 972-241-7955

with a copy to:	Andrews Barth & Harrison, PC
8235 Douglas Avenue, Suite 1120
Dallas, Texas 75225
Attn: Stan Barth
Phone: 214-369-2929
Fax: 214-691-3070

TENANT:	Inogen, Inc. a Delaware corporation
326 Bollay Drive
Goleta, CA 93117
Attn: Matt Scribner
Phone: 805-562-0528
Fax: 805-562-0516

Notice shall be deemed given upon actual receipt or refusal.

26. FINANCIAL STATEMENTS. Tenant shall, upon request by Landlord, provide current certified financial statements to Landlord during the Term of this Lease. Such financial statements shall be compiled using generally accepted accounting principles.

27. SPRINKLERS. If there now is or shall be installed in the Building a sprinkler system, and such system or any of its components shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant’s agents servants, employees, licensees or visitors, Tenant shall forthwith restore the same to good working condition at Tenant’s own expense. If any reconfiguration of the sprinkler system (or any of its components) will be required in connection with the construction of the Tenant Improvement Work, such will be at Tenant’s expense (subject the TI Allowance, as provided in Exhibit “D”). If the Board of Fire Underwriters or any bureau, department or official of the state or local government require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant’s business, or the location of partitions, trade fixtures or other contents of the Premises, or for any other reason, or if any such changes, modifications alterations, additional sprinkler heads or other equipment become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by the Board of Fire Underwriters, or by any fire insurance company, Tenant shall, at Tenant’s expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment

28. INTENTIONALLY OMITTED.

29. COMMON AREA. The Common Areas, as defined in Section 1.R hereof, shall be subject to Landlord’s sole management and control and shall be operated and maintained in such manner as is consistent with Comparable Buildings. Landlord reserves the right to change from time to time the dimensions and location of the Common Areas and to place, construct or erect other improvements on any part of the Land without the consent of Tenant. Tenant, and Tenant’s employees and invitees shall have the nonexclusive right to use the Common Areas as constituted from time to time, such use to be in common with Landlord, other tenants of the Building and other persons entitled to use the same, and subject to such reasonable and non-discriminatory rules and regulations governing use as Landlord may from time to time prescribe. Landlord shall have the right to regulate access to cleaning and security areas and to telephone, mechanical, electrical, engineering and other utility closets in the Building and to require use of designated contractors for any work involving access to such areas. Tenant shall not solicit business or display merchandise within the Common Area, or distribute handbills therein, or take any action which would interfere with the rights of other persons to use the Common Area. Landlord may temporarily close any part of the Common Areas for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repairs or alterations.

30. BROKERAGE. Tenant represents and warrants that it has dealt with no other broker or agent in connection with this transaction and that no broker or agent brought about this transaction, other than Tenant’s Broker, specified in Section 1.S hereof, and Holt Lunsford Commercial (“Landlord’s Broker”), and that Tenant knows of no broker or agent who are or might be entitled to a commission in connection with this Lease. EACH PARTY AGREES TO INDEMNIFY AND HOLD THE OTHER PARTY HARMLESS FROM AND AGAINST ALL COSTS, ATTORNEYS’ FEES AND OTHER LIABILITIES FOR COMMISSIONS OR OTHER COMPENSATION CLAIMED BY ANY OTHER BROKER OR AGENT CLAIMING A COMMISSION OR OTHER FORM OF COMPENSATION BY VIRTUE OF HAVING DEALT WITH THE INDEMNIFYING PARTY WITH REGARD TO THIS LEASING TRANSACTION. Landlord has agreed to pay commissions to Tenant’s Broker and Landlord’s Broker pursuant to separate written agreements. The provisions of this Section 30 shall survive the termination of this Lease.

31. HAZARDOUS WASTE.

31.1. The term “Hazardous Substances,” as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any “Environmental Law,” which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment; provided, however, such term shall not include minimal quantities of any substance which is technically considered a Hazardous Substance provided (i) such substance is of a type and is held only in a quantity normally used by tenants in connection with the occupancy or office buildings in the geographic market (such as normal office waste, pest control products, cleaning fluids, and, with respect to automobiles in the Parking Areas, motor fuel, oil and other automotive fluids), and (ii) Tenant’s use of such substance is for the ordinary performance of Tenant’s business and in compliance with all Laws.

31.2. Tenant hereby agrees that (i) no activity will be conducted on the Premises that will produce any Hazardous Substance; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances; (iii) no portion of the Premises will be used as a landfill or a dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not cause any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (vi) Tenant will not permit any Hazardous Substances to be brought onto the Premises, and if so brought thereon, then the same shall be immediately removed with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws.

31.3. If Tenant or any Tenant Party so contaminates the Premises, the Building or the Project, then Tenant shall promptly and diligently institute proper and thorough cleanup procedures at Tenant’s sole cost, and Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of Tenant’s failure to comply with this Section 31 and/or the presence of Hazardous Substances in or on the Premises. The foregoing indemnification and the responsibilities of Tenant shall survive the termination or expiration of this Lease. In the event of a failure of Tenant to comply with the foregoing and after notice to Tenant and a reasonable opportunity for Tenant to effect such compliance, Landlord may, but is not obligated to, enter upon the Premises and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest in the Premises; provided, however that Landlord shall not be obligated to give Tenant notice and an opportunity to effect such compliance (i) if such delay might result in material adverse harm to the Premises, the Building or the Project, (ii) if an emergency exists or (iii) in areas of the Project outside of the Premises. Tenant shall reimburse Landlord for the full amount of all actual costs and expenses reasonably incurred by Landlord in connection with such compliance activities.

31.4. Landlord or Landlord’s representative shall have the right but not the obligation to enter the Premises, upon 48 hours prior written notice to Tenant (except in the case of an emergency, when no notice is required), for the purpose of determining whether there exists on the Premises any Hazardous Substances or ensuring compliance with all Environmental Laws. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord’s part to inspect the Premises, or liability on the part of Landlord for Tenant’s use, storage or disposal of Hazardous Substances, it being understood that Tenant shall be responsible for liability in connection therewith.

32. THEFT OR BURGLARY. Landlord shall not be liable to Tenant for losses, claims, actions, demands, costs, expenses, damages, or liability of any kind to Tenant’s property or personal injury caused by criminal acts or entry by unauthorized persons into the Premises, the Building or the Common Areas and/or arising from the use, occupancy or enjoyment of the Premises by Tenant.

33. ESTOPPEL CERTIFICATE. Each party agrees that from time to time upon request by the other party execute and deliver to Landlord, within ten (10) business days after a request therefor, an estoppel certificate stating that (i) this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as so modified), (ii) the dates to which Rent and other charges payable under this Lease have been paid, (iii) that such party is not in default hereunder (or, if Landlord is in default, specifying the nature of such default), (iv) the unexpired Term and (v) such other factual matters pertaining to this Lease as may be requested by non-requesting party. The non-requesting party shall be liable to the requesting party for any and all damages caused by non-requesting party’s failure to timely execute and deliver such estoppel certificate. Tenant agrees that Tenant shall from time to time upon request by Landlord execute and deliver to Landlord an instrument in recordable form acknowledging Tenant’s receipt of any notice of assignment of this Lease by Landlord.

34. BANKRUPTCY AND INSOLVENCY.

34.1. In the event that Tenant becomes a debtor in a case filed under Chapter 7 of the Bankruptcy Code and Tenant’s trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or, otherwise, such election and assignment may be made only if the provisions of Section 34.2 and 34.4 are satisfied as if the election to assume were made in a case filed under Chapter 11 of the Bankruptcy Code. If Tenant or Tenant’s trustee shall fail to elect to assume this Lease within 90 days after the filing of such petition or such additional time as provided by the court within such 90-day period, this Lease shall be deemed to have been rejected. Immediately thereupon, Landlord shall be entitled to possession of the Premises without further obligation to Tenant or Tenant’s trustee and this Lease upon the election of Landlord shall terminate, but Landlord’s right to be compensated for damages (including, without limitation, liquidated damages pursuant to any provision hereof) or the exercise of any other remedies in any such proceeding shall survive, whether or not this Lease shall be terminated.

34.2. In the event that Tenant becomes a debtor in a case filed under Chapter 11 of the Bankruptcy Code, or in a case filed under Chapter 7 of the Bankruptcy Code which is transferred to Chapter 11, Tenant’s trustee or Tenant, as debtor-in-possession, must elect to assume this Lease in whole within 120 days from the date of the filing of the petition under Chapter 11 or the transfer thereto or Tenant’s trustee or the debtor-in-possession shall be deemed to have rejected this Lease. In the event that Tenant, Tenant’s trustee or the debtor-in-possession has failed to perform all of Tenant’s obligations under this Lease within the time periods (excluding grace periods) required for such performance, no election by Tenant’s trustee or the debtor-in-possession to assume this Lease, whether under Chapter 7 or Chapter 11, shall be permitted or effective unless each of the following conditions have been satisfied:

(a) Tenant’s trustee or the debtor-in-possession has cured all defaults under this Lease, or has provided Landlord with Assurance (as defined below) that it will cure all defaults susceptible of being cured by the payment of money within thirty days from the date of such assumption and that it will cure all other defaults under this Lease which are susceptible of being cured by the performance of any act promptly after the date of such assumption.

(b) Tenant’s trustee or the debtor-in-possession has compensated Landlord, or has provided Landlord with Assurance that within thirty days from the date of such assumption, it will compensate Landlord for any actual pecuniary loss incurred by Landlord arising from the default of Tenant, Tenant’s trustee, or the debtor-in-possession as indicated in any statement of actual pecuniary loss sent by Landlord to Tenant’s trustee or the debtor-in-possession.

(c) Tenant’s trustee or the debtor-in-possession has provided Landlord with Assurance of the future performance of each of the obligations of Tenant, Tenant’s trustee or the debtor-in-possession under this Lease, and, Tenant’s trustee or the debtor-in-possession shall also (i) deposit with Landlord, as security for the timely payment of Rent hereunder, an amount equal to three installments of Base Rental (at the rate then payable) which shall be applied to installments of Base Rental in the inverse order in which such installments shall become due, provided all the terms and provisions of this Lease shall have been complied with, and (ii) pay in advance to Landlord on the date each installment of Base Rental is payable a pro rata share of Tenant’s annual obligations for Additional Rental and other sums pursuant to this Lease, such that Landlord shall hold funds sufficient to satisfy all such obligations as they become due. The obligations imposed upon Tenant’s trustee or the debtor-in-possession by this Section shall continue with respect to Tenant or any assignee of this Lease after completion of bankruptcy proceedings.

(d) The assumption of this Lease will not breach or cause a default under any provision of any other lease, mortgage, financing arrangement or other agreement by which Landlord is bound.

For purposes of this Section 34, Landlord and Tenant acknowledge that “Assurance” shall mean no less than: Tenant’s trustee or the debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease and (x) there shall have been deposited with Landlord, or the Bankruptcy Court shall have entered an order segregating, sufficient cash payable to Landlord, and/or (y) Tenant’s trustee or the debtor-in-possession shall have granted a valid and perfected first lien and security interest in, and/or mortgage on, the property of Tenant, Tenant’s trustee or the debtor-in-possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of Tenant, Tenant’s trustee or the debtor-in-possession to cure the defaults under this Lease, monetary and/or nonmonetary, within the time periods set forth above.

34.3. In the event that this Lease is assumed in accordance with Section 34.2 and thereafter Tenant is liquidated or files or has filed against it a subsequent petition under Chapter 7 or Chapter 11 of the Bankruptcy Code, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder by giving Tenant notice of election to so terminate within 30 days after the occurrence of any such event.

34.4. If Tenant’s trustee or the debtor-in-possession has assumed this Lease pursuant to the terms and provisions of Sections 34.1 or 34.2 for the purpose of assigning (or elects to assign) this Lease, this Lease may be so assigned only if the proposed assignee (the “Assignee”) has provided adequate assurance of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. Landlord shall be entitled to receive all cash proceeds of such assignment. As used herein “adequate assurance of future performance” shall mean no less than that each of the following conditions has been satisfied:

(a) The Assignee has furnished Landlord with either (i)(A) a copy of a credit rating of Assignee which Landlord reasonably determines to be sufficient to assure the future performance by Assignee of Tenant’s obligations under this Lease, and (B) a current financial statement of Assignee audited by a certified public accountant indicating a net worth and working capital in amounts which Landlord reasonably determines to be sufficient to assure the future performance by Assignee of Tenant’s obligations under this Lease, or (ii) a guarantee or guarantees, in form and substance satisfactory to Landlord, from one or more persons with a credit rating and net worth which Landlord reasonably determines to be sufficient to assure the future performance by Assignee of Tenant’s obligations under this Lease.

(b) Landlord has obtained all consents or waivers from others required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to permit Landlord to consent to such assignment.

(c) The proposed assignment will not release or impair any guaranty of the obligations of Tenant (including the Assignee) under this Lease.

34.5. When, pursuant to the Bankruptcy Code, Tenant’s trustee or the debtor-in-possession shall be obligated to pay reasonable use and occupancy charges for the use of the Premises, such charges shall not be less than the Base Rental, Additional Rental and other sums payable by Tenant under this Lease.

34.6. Neither the whole nor any portion of Tenant’s interest in this Lease or its estate in the Premises shall pass to any Trustee, receiver, assignee for the benefit creditors, or any other person or entity, by operation of law or otherwise under the laws of any state having jurisdiction of the person or property of Tenant unless Landlord shall have consented to such transfer. No acceptance by Landlord of Rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by Landlord nor shall it be deemed a waiver of Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent.

34.7. Tenant expressly waives any right it might have (i) to offset Rent in any event, or (ii) to terminate this Lease upon the bankruptcy of Landlord.

35. MISCELLANEOUS.

35.1. Quiet Enjoyment. Tenant, upon payment of the Rent and performance of the covenants herein contained, shall quietly have, hold and enjoy the Premises subject to the terms and provisions of this Lease, without any manner of hindrance from landlord or persons lawfully claiming through Landlord.

35.2. Liens By Tenant. In no event shall Tenant have the right to create or permit there to be established any lien or encumbrance of any nature against the Premises or the Building for any improvement or improvements by Tenant, and Tenant shall fully pay the cost of any improvement or improvements made or contracted for by Tenant. In addition, Tenant may not pledge as security for a loan any of the leasehold improvements (including any fixtures or accessories to fixtures on the Premises) to the extent paid for with the TI Allowance. Any mechanic’s lien filed against the Premises or the Building for work claimed to have been done at the request of Tenant, or materials claimed to have been furnished to Tenant, shall be duly discharged by Tenant within ten days after the filing of the lien. Notwithstanding the foregoing, Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises, Building or Land. In the event that Tenant shall not, within ten days following notification to Tenant of the imposition of any such lien, cause the same to be released of record by payment or the posting of a bond in amount, form and substance acceptable to Landlord, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien.

35.3. Attorneys’ Fees. If, on account of any breach or default by Tenant of its obligations to Landlord under the terms, conditions and covenants of this Lease, it becomes necessary for Landlord to employ an attorney to enforce or defend any of its rights or remedies hereunder, then Landlord shall be entitled to reasonable attorneys’ fees, court costs and related expenses incurred therein, in the event that a court of competent jurisdiction enters a final and non-appealable verdict in Landlord’s favor. If, on account of any breach or default by Landlord of its obligations to Tenant under the terms, conditions and covenants of this Lease, it becomes necessary for Tenant to employ an attorney to enforce or defend any of its rights or remedies hereunder, then Tenant shall be entitled to reasonable attorneys’ fees, court costs and related expenses incurred therein, in the event that a court of competent jurisdiction enters a final and non-appealable verdict in Tenant’s favor.

35.4. Force Majeure. Other than for monetary obligations under this Lease and obligations that can be cured by the payment of money (e.g., maintaining insurance), whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, Landlord or Tenant shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, terrorist activities, acts of war, governmental actions or inactions or laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of Landlord or Tenant, as applicable, and which Landlord or Tenant, as applicable, by the exercise of due diligence, is unable, wholly or in part, to prevent or overcome (“Force Majeure Events”).

35.5. Independent Obligations of Tenant. The obligation of Tenant to pay all Rent and other sums hereunder provided to be paid by Tenant and the obligation of Tenant to perform Tenant’s other covenants and duties hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder, save and except only when an abatement thereof or reduction therein is expressly provided for in this Lease and not otherwise. Except for the abatements of Rent expressly set forth in Sections 17 and 19, Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against or withhold, or deduct from or offset against any Rent and other sums provided hereunder to be paid Landlord by Tenant. Tenant waives and relinquishes any right to assert, either as a claim or as a defense that Landlord is bound to perform or is liable for the nonperformance of any implied covenant or implied duty of Landlord not expressly herein set forth.

35.6. Time is of the Essence. In all instances where Tenant is required to pay any sum or do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence.

35.7. Recordation. This Lease shall not be recorded by either party without the consent of the other.

35.8. Choice of Law; Exclusive Venue. THIS LEASE WILL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT AS SUCH LAWS ARE PREEMPTED BY APPLICABLE FEDERAL LAW, WITHOUT REGARD TO ANY CONFLICT OF LAWS RULE OR PRINCIPLE WHICH MIGHT REFER THE CONSTRUCTION OR ENFORCEMENT OF THIS LEASE TO THE LAWS OF ANOTHER JURISDICTION. JURISDICTION AND VENUE FOR ANY ACTION UNDER THIS LEASE WILL BE EXCLUSIVELY IN DALLAS, DALLAS COUNTY, TEXAS.

35.9. Joint and Several Liability. Subject to Section 21.3 if Tenant is composed of more than one person or entity, each person and/or entity comprising Tenant shall be jointly and severally liable for the performance of the obligations of Tenant under this Lease, including specifically, without limitation, the payment of Rent and all other sums payable hereunder.

35.10. Submission of a Lease Not an Offer. Submission of this Lease for examination does not constitute an offer, right of first refusal, reservation of, or option for, the Premises or any other premises in the Building. This Lease shall become effective only upon execution and delivery by both Landlord and Tenant.

35.11. Authority to do Business. Tenant warrants that Tenant is, and shall remain throughout the Term of this Lease, authorized to do business and in good standing in the State in which the Building is located. Tenant agrees, upon request by Landlord, to furnish Landlord satisfactory evidence of Tenant’s authority for entering into this Lease.

35.12. Relationship of the Parties. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent, or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of the computation of Rent, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant

35.13. Use of Language. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular shall be held to include the plural, unless the context otherwise requires. The captions or headings of Sections in this Lease are inserted for convenience only, and shall not be considered in construing the provisions hereof, if any question of intent should arise.

35.14. Successors. The provisions of this Lease shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties, but this provision shall in no way alter the restriction herein in connection with assignment, subletting and other transfer by Tenant All rights, powers, privileges, immunities and duties of Landlord under this Lease, including, but not limited to, any notices required or permitted to be delivered by Landlord to Tenant hereunder, may, at Landlord’s option, be exercised or performed by Landlord’s attorney or agent

35.15. Severability. If any term or provision of this Lease shall, to any extent, be held invalid or unenforceable by a final judgment of a court of competent jurisdiction, the remainder of this Lease shall not be affected thereby.

35.16. Waiver of Right to File Tax Protest. Except as otherwise expressly provided in this Lease, WITH RESPECT TO THE BUILDING OR ANY PORTION THEREOF, TENANT HEREBY WAIVES ALL RIGHTS UNDER SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE OR ANY SIMILAR OR CORRESPONDING LAW: (1) TO PROTEST A DETERMINATION OF APPRAISED VALUE OR TO APPEAL AN ORDER DETERMINING A PROTEST; AND (2) TO RECEIVE NOTICES OF REAPPRAISALS.

35.17. Laws. “Laws” means all (now existing or hereafter adopted, created or recorded) federal, state and local laws, rules and regulations, all court orders, governmental directives and governmental orders affecting Landlord, the Building, the Project or other persons relating to any of the foregoing or any street, road, avenue or sidewalk comprising a part of or lying in front of the Building or within the Project, including: (i) the Americans with Disabilities Act and the regulations and Accessibility Guidelines for Buildings and Facilities issued pursuant thereto (the “ADA”) and any of the foregoing relating to handicapped access to the Premises and the Texas Architectural Barriers Act and any rules and regulations established by the Texas Department of Licensing and Regulation; (ii) the building code of the City of Richardson and the laws, rules, regulations, orders, ordinances, statutes, codes and requirements of any applicable fire rating bureau or other body exercising similar functions; (iii) the certificates of occupancy issued for the Building as then in force; and (iv) any and all terms of any and all easements, covenants, conditions or restrictions of record, declarations or other indentures, documents or instruments of record including deed restrictions or mortgages encumbering the Building

35.18. Approvals. Except as otherwise expressly provided in this Lease, all actions that any party may take and all consents, approvals and determinations that any party may make pursuant hereto may be taken and made at the sole and absolute discretion of that party. A reference to a party acting in its discretion means such party may act in its sole and absolute discretion unless such provision expressly provides for a different standard.

35.19. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

35.20. Disclaimer of Suitability. LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE OR WILL BE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND EXCEPT EXPRESSLY PROVIDED IN SECTIONS 17 AND 19 OF THIS LEASE TENANT’S OBLIGATION TO PAY RENT UNDER THIS LEASE IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS UNDER THIS LEASE, AND, EXCEPT AS OTHERWISE EXPRESSLY

PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS UNDER THIS LEASE, WHETHER EXPRESS OR IMPLIED.

35.21. “AS IS”; NO WARRANTIES. TENANT ACKNOWLEDGES THAT SUBJECT TO PROVISIONS OF SECTION 7 LANDLORD’S MAINTENANCE AND REPAIR OBLIGATIONS UNDER THIS LEASE AND LANDLORD’S OBLIGATIONS UNDER EXHIBIT “D”, (1) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN “AS IS, WHERE IS” CONDITION, (2) THE BUILDING AND IMPROVEMENTS COMPRISING THE SAME ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (3) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, IF ONE SHALL BE ATTACHED, OR AS IS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE), AND (5) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES.

37. NATIONAL SECURITY.

37.1. Representations and Warranties; Reporting. Tenant hereby represents and warrants to Landlord that neither Tenant, nor any of its beneficial owners or affiliated entities is a Prohibited Person with whom a U.S. Person is prohibited from transacting business of the type contemplated by this Lease, whether such prohibition arises under U.S. Law or the Lists. Tenant further represents and warrants to Landlord that neither Tenant, nor any of its beneficial owners or affiliated entities: (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the U.S. would be predicate crimes to money laundering or any violation of any Anti-Money Laundering Laws; (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (iii) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws. Tenant further represents and warrants to Landlord that Tenant is in compliance with any and all applicable provisions of the Patriot Act. Tenant represents and warrants that it has taken such measures as are required by Law to ensure that the funds used to pay the Rent are derived from permissible sources and transactions that do not violate U.S. Law and, to the extent such funds originate outside the U.S., do not violate the Laws of the jurisdiction in which they originated. If Tenant obtains knowledge that Tenant, or any of its beneficial owners or affiliated entities, or the employees of any such parties, becomes listed on the Lists or is indicted, arraigned or custodially detained on charges involving Anti-Money Laundering Laws, then Tenant shall immediately notify the other party upon receipt of knowledge of such events.

37.2. Definitions. A “Prohibited Person” means an entity, organization or individual that has been designated by U.S. Law or sanction regulations of OFAC as an entity, organization or individual with whom U.S. Persons may not transact business or must limit their interactions to those approved by OFAC. A “U.S. Person” is a citizen of the United States of America, an entity organized under the Laws of the United States of America, its territories or any of the several states, or any entity having its principal place of business within the United States of America or any of its territories. “List” means any list published by OFAC (including those executive orders and lists published by OFAC with respect to Prohibited Persons), including the Specially Designated Nationals and Blocked Persons list. “OFAC” is the Office of Foreign Assets Control, U.S. Department of the Treasury. “Anti-Money Laundering Laws” are Laws and sanctions, state and federal, criminal and civil, that (1) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (2) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; or (3) are designed to disrupt the flow of funds to terrorist organizations. Such Laws and sanctions are deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), the Bank Secrecy Act, 31 U.S.C. Section 5311 et. seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq., and the sanction regulations promulgated by OFAC pursuant thereto, as well as Laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

38. ENTIRE AGREEMENT. This Lease with the specific references to written extrinsic documents, is the entire agreement of the parties. No prior representations, warranties, understandings, stipulations, agreements or promises pertaining to this Lease or the Premises shall be binding on Landlord unless such representations, warranties, understandings, stipulations, agreements or promises are expressly stated in this Lease or the document incorporated herein. This Lease may not be altered, waived, amended or extended except by an instrument in writing, signed by both Landlord and Tenant

39. FURTHER REPRESENTATIONS. Landlord represents and warrants as of the Effective Date that (a) Landlord has the legal authority to enter into an enforceable lease with Tenant upon the terms described herein, and no additional signatories or consents are required to make this Lease binding and fully enforceable as to Landlord; (b) Landlord is unaware of any encumbrances, liens, agreements or covenants in effect that would limit Tenant’s rights hereunder or increase Tenant’s obligations under this Lease, and Landlord covenants that it shall not enter into any such documents during the Term of this Lease; (c) Landlord is unaware of any impending condemnation plans, proposed tax assessments or other adverse conditions relating to the Premises, Building or Land; (d) the Premises are in compliance with all applicable Laws in all material respects; (e) there are no proceedings pending or, to the knowledge of Landlord, threatened before any court or administrative agency that would materially adversely affect the financial condition of Landlord, the ability of Landlord to enter into this Lease or the validity or enforceability of this Lease; and (f) there is no provision of any existing mortgage, indenture, contract or agreement binding on Landlord which would conflict with or in any way prevent the execution, delivery or performance of the terms of this Lease.

Tenant represents and warrants as of the Effective Date that (a) Tenant has the legal authority to enter into an enforceable lease with Tenant upon the terms described herein, and no additional signatories or consents are required to make this Lease binding and fully enforceable as to Tenant; (b) there are no proceedings pending or, to the knowledge of Tenant, threatened before any court or administrative agency that would materially adversely affect the financial condition of Tenant, the ability of Tenant to enter into this Lease or the validity or enforceability of this Lease; and (c) there is no provision of any existing mortgage, indenture, contract or agreement binding on Tenant which would conflict with or in any way prevent the execution, delivery or performance of the terms of this Lease.

40. PARKING SPACES. Landlord shall provide, and Tenant shall have the right to use, the Parking Spaces during the Term in accordance with the provisions of Exhibit “H”.

41. EXHIBITS. Landlord and Tenant agree to the terms of each Exhibit to this Lease. If a Guaranty of Lease is attached hereto, then Tenant agrees to cause the Guarantor(s) to deliver an executed Guaranty of Lease in the form attached to this Lease.

REMAINDER OF PAGE INTENTIONALLY BLANK.

SIGNATURE PAGE(S) FOLLOWS.

EXECUTED as of the day and year first above written.

LANDLORD:

BAYVIEW (TX) HOLDING, LLC, a Delaware limited liability company

By:	Wayzata Investment Partners LLC,
its Manager

	By:	/s/ Authorized Signatory
	Its:	Authorized Signatory

TENANT:

INOGEN, INC., a Delaware corporation

By:	/s/ Matthew S. Scribner

Name:	Matthew S. Scribner

Title:	VP Operations

EXHIBIT “A”

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Lease Agreement

PREMISES

A-1

EXHIBIT “B”

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Lease Agreement

LEGAL DESCRIPTION

As reflected on Landlord’s most recent tax bill: LOT 1A, BLOCK A TRACT 1 of Collins Business Park, an addition to the City of Richardson, Texas

B-1

EXHIBIT “C”

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Lease Agreement

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, the Land, the Common Areas and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweeping, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant, and Landlord will not in any case be responsible therefor.

3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

4. Landlord shall provide all door locks in each tenant’s leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in the Premises without Landlord’s prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant’s Premises at such tenant’s cost, and no tenant shall make a duplicate thereof.

5. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord, which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building shall be repaired at the expense of such tenant

6. No birds, pets or animals (except seeing-eye dogs) shall be brought into or kept in, on or about any tenant’s Premises. No portion of any tenant’s Premises or the Building shall at any time be used or occupied as sleeping or lodging quarters.

7. Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building, or disturb the other occupants of the Building by the making of unseemly noises, or otherwise interfere in any way with other tenants or persons having business with them.

C-1

8. Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from the tenant’s Premises, the Building or the Common Areas regardless of whether such loss occurs when area is locked against entry or not

9. Tenant shall refer all contractors, subcontractors, representatives and installation technicians to Landlord for Landlord’s supervision, approval and control before the performance of any contractual services. This provision will apply to all work performed in the Building, including but not limited to installations of telephones, telegraph equipment, electrical devices and attachments, doors, entrance ways, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building.

10. No vehicle(s) will be left in the parking areas for more than a five business day period without the Landlord’s prior written consent. No outside storage is permitted.

11. Tenant shall give immediate notice to Landlord in case of any known emergency at the Premises, Building or Land.

12. Tenant shall not place, install or operate in the Premises or in any part of the Building any engine, stove (other than with a microwave oven) or cook thereon or therein, or place or use in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics or any inflammable, explosive, hazardous materials, fluid or substance without the prior written consent of Landlord.

13. Employees of Landlord shall not receive or carry messages for or to any tenant or other person, nor contract with or render free or paid services to any tenant or tenant’s agents, employees or invitees. In the event any of Landlord’s employees perform any such services, such employee shall be deemed to be the agent of any such tenant regardless of whether or how payment is arranged for services, and Landlord is expressly relieved from and all liability in connection with any such services and any associated injury or damage to person or property.

14. Tenant and Tenant’s employees, agents and invitees shall observe and comply with the driving and parking signs and markers on the premises or parking facilities surrounding the Building.

15. Landlord reserves the right to rescind any of these Rules and Regulations and to make such other further Rules and Regulations as in its judgment will from time to time be needful for the safety, protection, care and cleanliness of the Premises, Building, and the Land the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees, licensees and invitees, which Rules and Regulations, when made and written notice thereof if given to a tenant, will be binding upon it in like manner as if originally set forth herein.

C-2

EXHIBIT “D”

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Lease Agreement

WORK LETTER

Unless otherwise provided in this Exhibit “D” Landlord shall perform the Work (defined below) at Tenant’s sole cost and expense, subject, however, to Landlord’s application of the TI Allowance to the cost of Tenant’s Work as provided herein. Except as set forth in this Exhibit “D”, Section 7 of the Lease and Landlord’s repair and maintenance obligations under the Lease, Tenant accepts the Premises in their “AS-IS” condition on the date that this Lease is entered into.

1.

Space Plans; Working Drawings. On or before the Effective Date, Landlord has delivered to Tenant a space plan depicting improvements to be installed in the Premises, which plans were prepared by Tenant’s space planner (the “Space Plans”). Tenant has approved the Space Plan, and the cost of the Space Plans shall be deducted from the TI Allowance. Within five days after the Effective Date, Landlord shall cause working drawings to be prepared in accordance with the Space Plans, which working drawings shall include the partition layout, ceiling plan, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit “D” in accordance with all applicable Laws. Further, if any of Tenant’s proposed construction work will affect the Building’s heating, ventilation and air conditioning (HVAC), electrical, mechanical, or plumbing systems, then the working drawings pertaining thereto shall be prepared by the Building’s engineer of record, whom Landlord shall engage and pay out of the TI Allowance (subject to Paragraph 6 of this Exhibit “D”), for such purpose. Landlord’s approval of such working drawings shall not be unreasonably withheld, provided that (a) they comply with all applicable Laws, (b) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (c) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by the Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). Upon approval by Landlord, Landlord shall deliver all working drawings to Tenant for review and approval. Within ten days after receipt of the working drawings by Tenant, Tenant shall either approve the working drawings or notify Landlord in writing of the item(s) of the working drawings that Tenant reasonably disapproves and the specific reason(s) therefor. If Tenant reasonably disapproves the working drawings, Landlord shall make the corrections necessary to satisfy Tenant’s reasonable concerns, and Landlord shall revise and resubmit same to Tenant for approval (which approval on any such re-submission shall not be unreasonably withheld, conditioned or delayed beyond five business days). The forgoing process shall continue until the working drawings are reasonably approved by Landlord. If Tenant fails to approve or reject such working drawings with such ten business-day period or five business day period (as applicable), Tenant shall be deemed to have approved such working drawings. As used herein, “Working Drawings” shall mean the final working drawings approved by Landlord and Tenant, as amended from time to time by any approved changes thereto, including changes made by Tenant pursuant to Paragraph 4 of this Exhibit “D”, and “Work” shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings. Approval by Landlord of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use, purpose, or condition, but shall merely be the consent of Landlord to the performance of the Work. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, they may not be modified except in accordance with the change order procedure set forth in Paragraph 4 of this Exhibit “D”.

2.	Performance of the Work. After the Working Drawings have been approved, the Working Drawings will be issued for bid to at least three (3) general contractors approved to do work in the Building. After review of the bids by the Tenant, one general contractor shall be mutually selected by Tenant and Landlord, with each party acting reasonably and in good faith, and awarded the Work by Landlord. Landlord shall enter into a construction contract (“Contract”), reasonably satisfactory to Landlord, with the contractor who Landlord has elected to perform the Work (“Contractor”). The Contractor and all subcontractors shall be required to (a) procure and maintain (i) insurance against such risks, in such amounts, and with such companies as Landlord may require and such insurance policies must name Landlord and Landlord’s mortgagee as additional insureds and (ii), if Landlord elects, payment and performance bonds covering the cost of Work and otherwise reasonably satisfactory to Landlord, and (b) perform the Work in a good and workmanlike manner. Landlord or its affiliate shall supervise the Work, make disbursements required to be made to the Contractor, and coordinate the relationship between the Work, the Building and the Building’s systems. In consideration for Landlord’s construction supervision services, Landlord shall receive a construction supervision fee equal to three (3%) percent of the total cost of the Work (the “Supervision Fee”), which fee shall be payable from the TI Allowance. All improvements installed in the Premises as a part of the Work shall become the property of the Landlord.

3.

Compliance with Laws. Tenant shall be responsible for and shall indemnify and hold the Landlord Indemnified Parties harmless from and against any and all claims, demands, liabilities, causes of action, suits, judgments and expenses (including reasonable attorneys’ fees) incurred by or asserted against any Landlord Indemnified Parties by reason of or in connection with any violation of Law arising out of (a) information or design and space plans furnished to Landlord by Tenant (or the lack of complete and accurate information so furnished which was specifically requested by Landlord or which should reasonably have been provided by Tenant in connection with the creation of the Working Drawings or completion of the Work) concerning the Work, or (b) after the Commencement Date, violations of applicable Law resulting from the Work or the Premises not being in compliance with such Laws as the result of changes in such Law or interpretations thereof not in effect or enforced in general on the Commencement Date. Without limiting the foregoing, if Landlord constructs the Work based on any special requirements or improvements required by Tenant, or upon information furnished by Tenant that later proves to be inaccurate or incomplete resulting in any violation of Laws, Tenant shall be solely liable to correct such violations and to bring the improvements into compliance with Laws as promptly as is practicable; provided, however, any unused balance in the TI Allowance remaining following the completion of the Punch-List Items shall be applied to the cost of such corrective work and to the extent Tenant has already paid Landlord for such corrective work, Landlord will reimburse Tenant up to the amount of the unused balance of the TI Allowance. Subject to the foregoing provisions of this Paragraph 3, Landlord hereby agrees to cause all Work to be completed in accordance with all applicable Laws in effect as of the Commencement Date.

4.	Change Orders. Tenant may request changes in the Work. Each such change must be documented by a written change order and such request must receive the prior written approval of Landlord before such change is effective, such approval not to be unreasonably withheld or delayed; however, (a) if such requested change would adversely affect (in the reasonable discretion of Landlord) (i) the Buildings structure or the Buildings systems (including the Buildings restrooms or mechanical rooms), (ii) the exterior appearance of the Building or (iii) the appearance of the Buildings common areas or elevator lobby areas, or (b) if any such requested change might delay the Commencement Date, Landlord may withhold its consent in its sole and absolute discretion. If Landlord approves any Tenant requested changes to the Work described in the Space Plans or the Working Drawings, then any increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be at Tenant’s sole cost and expense (subject to Paragraph 6).

5.	Substantial Completion; Delay. As used herein “Substantial Completion” “Substantially Completed” and any derivations thereof mean that the Work is sufficiently complete (as reasonably determined by Landlord) in substantial accordance with the Working Drawings so that Tenant can reasonably use the Premises for the Permitted Use, even though minor details of construction, decoration and mechanical adjustments remain to be completed by Landlord (such items referred to as “Punch-List Items”). The date of Substantial Completion shall be deemed to be advanced to an earlier date on a day-for-day basis for each day that a Delay exists. As used herein, a “Delay” shall mean any delay in the performance of the Work that occurs because of (a) any change requested by Tenant under Paragraph 4 of this Exhibit “D”, (b) Tenant’s objection to any reasonable Reimbursement Request, (c) any delay by Tenant in meeting any of the time periods set forth in Exhibit “D” or in this Lease, (d) any delay caused by Tenant using materials, labor, installation methods or an architectural design that Landlord has identified in writing to Tenant on or before the date the contract with the Contractor is entered into as having a reasonable probability of delaying the completion of the Work due to limited supplies or suppliers, length of time to be fabricated or manufactured and delivered or installed, existing or impending labor problems or other foreseeable circumstances, or (e) any other delay caused by Tenant or Tenant’s agents, architects, contractors, engineers, or consultants which actually causes delay in the Substantial Completion of the Work.

6.	TI Allowance; Cost of Construction.

a.	Subject to Tenant’s compliance with the terms and conditions of this Exhibit “D”, Landlord shall provide to Tenant a construction allowance (the “TI Allowance”) equal to the amount specified in Section 1 of this Lease. Tenant shall bear the entire cost of performing the Work (including design of the Work and preparation of the Space Plans and the Working Drawings, costs of construction labor and materials, additional janitorial services, related taxes and insurance costs, all of which costs are herein collectively called the “Total Construction Costs”) in excess of the TI Allowance.

b.	If Landlord has (i) incurred actual costs and expenses connection with the performance of the Work (“Eligible Costs”) in an amount in excess of the TI Allowance and (ii) has presented reasonable supporting documentation to Tenant in connection therewith, then Landlord, from time to time, may submit to Tenant requests for reimbursement of Eligible Costs (each, a “Reimbursement Request”), together with reasonable supporting documentation. Tenant shall pay Landlord the full amount set forth in any Reimbursement Request within 30 days following Tenant’s receipt thereof. If Tenant objects to the payment of any reasonable Reimbursement Request, Landlord and Tenant shall work together in good faith to resolve such dispute; however, Tenant shall pay any non-disputed portion of the Reimbursement Request to Landlord in accordance with the preceding sentence.

c.	Upon Substantial Completion, Tenant shall pay to Landlord the amount, if any, by which the Total Construction Costs, as the same may be adjusted for any approved changes to Work or any increase in the Total Construction Costs above the originally estimated Total Construction Costs, plus the Supervision Fee exceeds the sum of (i) the amount of the payments already made by Tenant, and (ii) the amount of the TI Allowance. If all of the TI Allowance has been used, then, upon completion of any Punch-List Items, Tenant shall also pay to Landlord the costs incurred in completing all of such Punch-List Items, and Landlord and Tenant shall reconcile and pay to the other any amounts payable pursuant to the terms of this Lease.

7.	Miscellaneous. To the extent not inconsistent with this Exhibit, Section 9 and Section 10 of this Lease shall govern Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant to this Exhibit “D”.

EXHIBIT “E”

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Lease Agreement

INTENTIONALLY DELETED

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EXHIBIT “F”

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Lease Agreement

Provided no Event of Default exists and Tenant is occupying the entire Premises at the time of such election, Tenant shall have the right to renew this Lease for two additional periods of three years (each, an “Extension Option”) each on the same terms provided in this Lease (except as set forth below), by delivering written notice of the exercise thereof to Landlord not later than eight months, but no more than twelve months, before the expiration of the Term or extended Term, as applicable. On or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

1. The Base Rental payable for each month during the extended Term shall be the Fair Market Rate;

2. Tenant shall have no further renewal options unless expressly granted by Landlord in writing; and

3. Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

Within 60 days after Tenant timely exercises its Extension Option, Landlord shall notify Tenant in writing of Landlord’s determination of the Fair Market Rate for Base Rental payable during the extended Term, and Tenant shall, within 20 days following receipt of Landlord’s determination, notify Landlord in writing of Tenant’s acceptance or rejection thereof. If Tenant timely notifies Landlord of Tenant’s acceptance of Landlord’s determination of such Base Rental, then this Lease shall be extended as provided herein and Landlord and Tenant shall enter into an amendment to this Lease to reflect the extension of the Term and changes in Base Rental in accordance with this Exhibit. If (i) Tenant timely notifies Landlord in writing of Tenant’s rejection of Landlord’s determination of the Base Rental payable during the extended Term or (ii) Tenant does not notify Landlord in writing of Tenant’s acceptance or rejection of Landlord’s determination of such Base Rental within such 20-day period, then this Lease shall expire by its terms on the last day of the initial Term, and Landlord shall have no further obligations or liability under this Lease.

Tenant’s rights under this Exhibit shall terminate if this Lease or Tenant’s right to possession of the Premises is terminated, Tenant assigns any of its interest in this Lease or sublets any portion of the Premises, or Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof.

The “Fair Market Rate” shall be that rate charged to tenants for space in Comparable Buildings, further taking into consideration the following: (i) the location, quality and age of the building; (ii) the use, location, size and floor level(s) of the space in question; (iii) the definition of “rentable square feet”; (iv) the extent of leasehold improvements; (v) abatements (including with

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respect to base rental, operating expenses and real estate taxes, and parking charges), or inducements being provided to Tenant; (vi) lease takeovers/assumptions; (vii) relocation/moving allowances; (viii) other concessions or inducements, (ix) extent of services provided or to be provided; (x) distinction between “gross” and “net” lease; (xi) base year or dollar amount for escalation purposes (both operating expenses and ad valorem/real estate taxes) in the case of “gross” leases; (xii) any other adjustments (including by way of indexes) to base rental; (xiii) credit standing and financial stature of the tenant; (xiv) term or length of lease; (xv) the time the particular rental rate under consideration was agreed upon and became or is to become effective; (xvi) the pro rata portion of any costs associated with the need to re-configure space that was previously occupied by a single tenant into multi-tenant space; and (xvii) and any other relevant term or condition in making such Fair Market Rate determination.

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EXHIBIT “G”

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Lease Agreement

INTENTIONALLY DELETED

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EXHIBIT “H”

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Lease Agreement

PARKING SPACES

Subject to the terms of this Exhibit “H”, Tenant (and Tenant’s invitees) may use, and Landlord agrees to furnish, the number of Parking Spaces, set forth in Section 1 of this Lease on the surface parking lots designated by Landlord for use by tenants of the Building (“Parking Area”). Tenant’s use of the Parking Spaces shall be on a non-exclusive, first-come first-serve basis. Subject to the terms of this Exhibit “H”, Tenant may access the Parking Spaces in the Parking Area 24 hours per day, seven days per week.

If the Parking Spaces are not available to Tenant during any portion of the Term due to causes beyond the reasonable control of Landlord (including without limitation, as the result of a casualty or condemnation) this Lease shall continue without abatement of Rent and Landlord shall use reasonable efforts to make available to Tenant sufficient substitute parking spaces (in the amount of those spaces not available to Tenant) in the Project. Landlord shall use reasonable efforts to ensure that the Parking Spaces are available to Tenant throughout the Term. If Landlord fails to provide the Parking Spaces in accordance with this Exhibit “H” and such failure continues for 30 consecutive days after receipt by Landlord of written notice from Tenant, then Tenant, as its sole and exclusive remedy in connection with such failure, Tenant shall be entitled to a pro rata abatement of Rent (based on the number of Parking Spaces that are not available to Tenant) from and after the expiration of the foregoing 30 day period until the applicable Parking Spaces are provided for Tenant’s use as required hereunder. The pro rata abatement of Rent shall be calculated by multiplying the Rent by the ratio of (A) the number of Parking Spaces that are not available to Tenant (but which Landlord is to provide pursuant to this Exhibit “H”) by (B) the total number of Parking Spaces that Landlord is required to provide pursuant to this Exhibit “H”. Landlord does not reserve or allocate parking spaces at the Premises nor guarantee its availability on a daily basis; however, Landlord shall not grant any other party parking rights inconsistent with the rights granted to Tenant in this Exhibit “H”.

Landlord may elect to establish parking zones in the Parking Areas. Landlord reserves the right upon written notice posted in the Parking Areas to temporarily close the Parking Areas, or portions thereof, to make any repairs or alterations that Landlord may deem appropriate; provided, however, Landlord shall be obligated to provide substitute parking in accordance with the third paragraph of this Exhibit “H” during any such closures, repairs or alterations

Unless caused by the gross negligence or intentional tort of Landlord, Landlord shall have no liability whatsoever for any property damage, loss or theft or personal injury that might occur as a result of or in connection with the use of the Parking Areas by Tenant or any Tenant Party. Tenant shall not have the right to assign its parking rights under this Exhibit “H” to any person, but Tenant shall have the right to make a pro rata portion of its Parking Spaces available to any assignee or subtenant pursuant to an approved Transfer. Tenant shall use reasonable efforts to cause any such approved assignee and subtenant to comply with the rules and regulations for the Parking Areas, and Tenant shall be responsible for the failure of any such approved assignee and subtenant to comply with such rules and regulations.

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EXHIBIT “H-1”

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Lease Agreement

5
6
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KAS DRIVE
3
4
GLENVILLE DRIVE
PROSPECT DRIVE
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2
COLLINS BOULEVARD
N

INTERPRISE
The Design Resource

Project	Cardinal Park
Location	Richardson, TX
Description	Site Plan
Qty.

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ACKNOWLEDGEMENT OF COMMENCEMENT DATE

LANDLORD: Bayview (TX) Holding LLC

TENANT: Inogen, Inc.

ADDRESS: 1125 East Collins, Suite 200, Richardson, TX 75081

Landlord and Tenant are the parties to the Lease Agreement dated April, 2012 (the “Lease Agreement”) and all capitalized terms used in this Acknowledgement are as defined in the Lease.

Landlord has tendered possession of the Premises to Tenant, and the Commencement Date is June 19, 2012. The term of the Lease will commence on the Commencement Date and will end at 5:00 pm on December 31, 2019.

Tenant acknowledges that Landlord has fulfilled all of Landlord’s obligations regarding construction of improvements in the Premises.

As stated in the Lease, Basic Rental is as follows:

June 19, 2012 — December 18, 2012	$0.00
December 19-31, 2012	$8,723.70
January 1, 2013 — December 31, 2013	$20,802.67
January 1, 2014 — December 31, 2014	$22,102.83
January 1, 2015 — December 31, 2015	$24,053.08
January 1, 2016 — December 31, 2016	$24,703.17
January 1, 2017 — December 31, 2019	$26,003.33

Landlord acknowledges that a security deposit in the amount of $26,003.33 is held along with prepaid rent for January 2013. Pro-rated rent for December will be due December 1, 2012 in the amount of $8,723.70.

Please remit all payments to:	Bayview Holding, LLC P.O. Box 731664 Dallas, TX 75373-1664

If you choose to pay amounts due in connection with your lease by ACH or wire transfer, please use the following payment information:

Bank: JPMorgan Chase Bank ABA No.: 021000021 Account Name: Bayview Holding, LLC Account Number: 958181703 Reference: [Tenant Name]

Landlord requests from Tenant a certificate evidencing combined single limit insurance coverage of $2,000,000 and naming Landlord as “Additional Insured”, as required by Section 12.3 of the Lease. Tenant acknowledges that it will be required to furnish Landlord with a new certificate each time any change in coverage occurs and prior to the expiration of the term of each existing certificate.

ACKNOWLEDGED this 20th day of July, 2012.

	TENANT:	OWNER:

	Inogen, Inc.	Bayview (TX) Holding LLC
		BY:	Holt Lunsford Commercial, Inc.
AS AUTHORIZED SIGNATORY

By:		By:

Title:	CFO	Title:	Property Manager

Date:	7/31/2012	Date: 7-20-12

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